Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

Yahoo Japan Corporation

Tokyo, Japan:

We have audited the accompanying consolidated balance sheets of Yahoo Japan Corporation and Consolidated Subsidiaries (the “Company”) as of March 31, 2011 and 2010, and the related consolidated statements of income for each of the three years in the period ended March 31, 2011, the consolidated statement of comprehensive income for the year ended March 31, 2011, and related consolidated statements of changes in equity and cash flows for each of the three years in the period ended March 31, 2011 (all expressed in Japanese Yen). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Yahoo Japan Corporation and Consolidated Subsidiaries as of March 31, 2011 and 2010, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2011, in conformity with accounting principles generally accepted in Japan.

Accounting principles generally accepted in Japan vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences as of March 31, 2011 and 2010, and for each of the three years in the period ended March 31, 2011 is presented in Note 18 to the consolidated financial statements.

Our audits also comprehended the translation of Japanese Yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 1. Such U.S. dollar amounts are presented solely for the convenience of readers outside Japan.

/s/ Deloitte Touche Tohmatsu LLC

Tokyo, Japan

September 16, 2011

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Balance Sheets

March 31, 2011 and 2010

			Thousands of U.S. Dollars (Note 1)
	Millions of Yen
	2011	2010	2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents (Note 4)	¥186,687	¥138,238	$2,245,183
Receivables:
Trade accounts (Note 4)	36,946	37,391	444,330
Other (Note 4)	2,155	1,511	25,917
Inventories (Note 3)	158	202	1,900
Deferred tax assets (Note 9)	5,522	6,687	66,410
Other current assets (Note 4)	22,653	20,769	272,436
Allowance for doubtful accounts	(1,570)	(1,456)	(18,882)

Total current assets	252,551	203,342	3,037,294

PROPERTY AND EQUIPMENT:
Land	5,426	5,003	65,256
Buildings and structures	11,589	10,322	139,375
Machinery and equipment	10,106	8,794	121,539
Furniture and fixtures	41,337	39,249	497,138
Construction in progress	467	563	5,616

Total	68,925	63,931	828,924
Accumulated depreciation	(40,066)	(36,811)	(481,852)

Net property and equipment	28,859	27,120	347,072

INVESTMENTS AND OTHER ASSETS:
Investment securities (Notes 4 and 5)	31,398	153,144	377,607
Investments in unconsolidated subsidiaries and associated companies (Note 4)	11,638	6,849	139,964
Goodwill	1,350	4,896	16,236
Long-term other receivables (Notes 4 and 12)	122,647	—	1,475,009
Deferred tax assets (Note 9)	6,667	6,313	80,180
Other assets	16,792	16,670	201,948
Allowance for doubtful accounts	(156)	(72)	(1,876)

Total investments and other assets	190,336	187,800	2,289,068

TOTAL ASSETS	¥471,746	¥418,262	$5,673,434

			Thousands of U.S. Dollars (Note 1)
	Millions of Yen
	2011	2010	2011
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt (Notes 4 and 6)	¥—	¥10,000	$—
Payables:
Trade accounts (Note 4)	7,125	7,502	85,689
Other (Note 4)	15,586	13,099	187,444
Income taxes payable (Note 4)	33,408	47,108	401,780
Provision for Yahoo! Points (Note 2.k)	3,592	3,920	43,199
Other current liabilities (Note 10)	24,286	23,940	292,075

Total current liabilities	83,997	105,569	1,010,187

LONG-TERM LIABILITIES (Notes 9 and 10)	2,643	420	31,786

COMMITMENTS (Notes 10, 11, and 14)

EQUITY (Notes 7 and 15):
Common stock—241,600,000 shares authorized; 58,177,294 shares issued in 2011 and 58,118,909 shares issued in 2010	7,926	7,521	95,322
Capital surplus	3,007	2,602	36,164
Stock acquisition rights	563	450	6,771
Retained earnings	375,850	300,496	4,520,144
Treasury stock—at cost, 180,433 shares in 2011 and 103,955 in 2010, respectively	(5,604)	(3,068)	(67,396)
Accumulated other comprehensive income:
Net unrealized gain on available-for-sale securities	1,208	1,978	14,528
Deferred (loss) gain on derivatives under hedge accounting (Notes 4 and 11)	(3)	26	(37)

Total	382,947	310,005	4,605,496
Minority interests	2,159	2,268	25,965

Total equity	385,106	312,273	4,631,461

TOTAL LIABILITIES AND EQUITY	¥471,746	¥418,262	$5,673,434

See notes to consolidated financial statements.

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Income

Years Ended March 31, 2011, 2010 and 2009

	Millions of Yen			Thousands of U.S. Dollars (Note 1)
	2011	2010	2009	2011
NET SALES	¥292,424	¥279,857	¥265,754	$3,516,825

COST OF SALES	29,294	32,646	27,807	352,303

Gross profit	263,130	247,211	237,947	3,164,522

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	103,526	103,385	103,329	1,245,051

Operating income	159,604	143,826	134,618	1,919,471

OTHER INCOME (EXPENSES):
Interest and dividend income	414	156	311	4,979
Interest expense	(21)	(197)	(462)	(253)
Gain on foreign exchange—net	211	75	143	2,538
Equity in earnings (losses) of associated companies	382	(222)	(1,594)	4,594
Gain on fair value adjustments in investments due to change in ownership ratio (Note 2.a)	799	—	—	9,609
Loss on write-down of investment securities (Note 5)	(189)	(1,073)	(3,738)	(2,273)
Settlement for restructuring of service agreements	(1,849)	—	—	(22,237)
Effect of adopting Accounting Standard for Asset Retirement Obligations (Note 2.n)	(1,145)	—	—	(13,770)
Impairment loss (Note 2.f)	—	(1,470)	—	—
Other—net	(773)	(419)	(2,903)	(9,297)

Other expenses—net	(2,171)	(3,150)	(8,243)	(26,110)

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	157,433	140,676	126,375	1,893,361

INCOME TAXES (Note 9):
Current	60,430	59,625	29,238	726,759
Assessment of prior year taxes	27,392	—	—	329,429
Adjustment of income taxes to reflect adjustment of the purchase price on acquisition	(24,792)	—	—	(298,160)
Deferred	1,711	(2,854)	21,822	20,577

Total income taxes	64,741	56,771	51,060	778,605

NET INCOME BEFORE MINORITY INTERESTS	92,692	83,905	75,315	1,114,756

MINORITY INTERESTS IN NET INCOME	517	382	600	6,217

NET INCOME	¥92,175	¥83,523	¥74,715	$1,108,539

(Continued)

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Income

Years Ended March 31, 2011, 2010 and 2009

	Yen			U.S. Dollars (Note 1)
	2011	2010	2009	2011
PER SHARE OF COMMON STOCK (Notes 2.u and 13):
Basic net income	¥1,589.53	¥1,438.23	¥1,255.52	$19.12
Diluted net income	1,588.43	1,437.03	1,254.18	19.10
Cash dividends applicable to the year	318.00	288.00	130.00	3.82

See notes to consolidated financial statements.

(Concluded)

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statement of Comprehensive Income

Year Ended March 31, 2011

	Millions of Yen	Thousands of U.S. Dollars (Note 1)
	2011	2011

NET INCOME BEFORE MINORITY INTERESTS	¥92,692	$1,114,756

OTHER COMPREHENSIVE INCOME (LOSS) (Note 16):
Net unrealized loss on available-for-sale securities	(777)	(9,343)
Deferred loss on derivatives under hedge accounting	(29)	(350)
Share of other comprehensive income in associated companies accounted for by the equity method	7	84

Total other comprehensive loss	(799)	(9,609)

COMPREHENSIVE INCOME (Note 16)	¥91,893	$1,105,147

TOTAL COMPREHENSIVE INCOME ATTRIBUTABLE TO (Note 16):

Owners of the parent	¥91,376	$1,098,930
Minority interests	517	6,217

See notes to consolidated financial statements.

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Changes in Equity

Years Ended March 31, 2011, 2010 and 2009

	Thousands	Millions of Yen
							Accumulated Other Comprehensive Income
	Number of Shares of Common Stock Outstanding	Common Stock	Capital Surplus	Stock Acquisition Rights	Retained Earnings	Treasury Stock	Net Unrealized Gain on Available- for-sale Securities	Deferred (Loss) Gain on Derivatives under Hedge Accounting	Total	Minority Interests	Total Equity
BALANCE, APRIL 1, 2008	60,501	¥7,366	¥2,447	¥116	¥236,606	¥(29)	¥1,717	¥—	¥248,223	¥2,449	¥250,672
Exercise of stock options	9	78	78	—	—	—	—	—	156	—	156
Net income	—	—	—	—	74,715	—	—	—	74,715	—	74,715
Cash dividends (¥104 per share)	—	—	—	—	(6,292)	—	—	—	(6,292)	—	(6,292)
Changes in the scope of applying the equity method	—	—	—	—	917	—	—	—	917	—	917
Deconsolidation of subsidiaries	—	—	—	—	39	—	—	—	39	—	39
Purchase of treasury stock	(2,402)	—	—	—	—	(82,001)	—	—	(82,001)	—	(82,001)
Retirement of treasury stock	—	—	—	—	(82,030)	82,030	—	—	—	—	—
Net change in the year	—	—	—	144	—	—	(1,497)	—	(1,353)	(383)	(1,736)

BALANCE, MARCH 31, 2009	58,108	7,444	2,525	260	223,955	—	220	—	234,404	2,066	236,470

Exercise of stock options	11	77	77	—	—	—	—	—	154	—	154
Net income	—	—	—	—	83,523	—	—	—	83,523	—	83,523
Cash dividends (¥130 per share)	—	—	—	—	(7,554)	—	—	—	(7,554)	—	(7,554)
Changes in the scope of applying the equity method	—	—	—	—	595	—	—	—	595	—	595
Changes in the scope of consolidation	—	—	—	—	(23)	—	—	—	(23)	—	(23)
Purchase of treasury stock	(104)	—	—	—	—	(3,068)	—	—	(3,068)	—	(3,068)
Net change in the year	—	—	—	190	—	—	1,758	26	1,974	202	2,176

BALANCE, MARCH 31, 2010	58,015	7,521	2,602	450	300,496	(3,068)	1,978	26	310,005	2,268	312,273

Exercise of stock options	58	405	404	—	—	—	—	—	809	—	809
Net income	—	—	—	—	92,175	—	—	—	92,175	—	92,175
Cash dividends (¥288 per share)	—	—	—	—	(16,708)	—	—	—	(16,708)	—	(16,708)
Changes in the scope of applying the equity method	—	—	—	—	(499)	—	—	—	(499)	—	(499)
Changes in the scope of consolidation	—	—	—	—	386	—	—	—	386	—	386
Purchase of treasury stock	(76)	—	—	—	—	(2,541)	—	—	(2,541)	—	(2,541)
Disposal of treasury stock	—	—	1	—	—	5	—	—	6	—	6
Net change in the year	—	—	—	113	—	—	(770)	(29)	(686)	(109)	(795)

BALANCE, MARCH 31, 2011	57,997	¥7,926	¥3,007	¥563	¥375,850	¥(5,604)	¥1,208	¥(3)	¥382,947	¥2,159	¥385,106

(Continued)

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Changes in Equity

Years Ended March 31, 2011, 2010 and 2009

	Thousands of U.S. Dollars (Note 1)
						Accumulated Other Comprehensive Income
	Common Stock	Capital Surplus	Stock Acquisition Rights	Retained Earnings	Treasury Stock	Net Unrealized Gain on Available- for-sale Securities	Deferred (Loss) Gain on Derivatives under Hedge Accounting	Total	Minority Interests	Total Equity
BALANCE, MARCH 31, 2010	$90,451	$31,293	$5,412	$3,613,902	$(36,897)	$23,788	$313	$3,728,262	$27,276	$3,755,538

Exercise of stock options	4,871	4,859	—	—	—	—	—	9,730	—	9,730
Net income	—	—	—	1,108,539	—	—	—	1,108,539	—	1,108,539
Cash dividends ($3.46 per share)	—	—	—	(200,938)	—	—	—	(200,938)	—	(200,938)
Changes in the scope of applying the equity method	—	—	—	(6,001)	—	—	—	(6,001)	—	(6,001)
Changes in the scope of consolidation	—	—	—	4,642	—	—	—	4,642	—	4,642
Purchase of treasury stock	—	—	—	—	(30,559)	—	—	(30,559)	—	(30,559)
Disposal of treasury stock	—	12	—	—	60	—	—	72	—	72
Net change in the year	—	—	1,359	—	—	(9,260)	(350)	(8,251)	(1,311)	(9,562)

BALANCE, MARCH 31, 2011	$95,322	$36,164	$6,771	$4,520,144	$(67,396)	$14,528	$(37)	$4,605,496	$25,965	$4,631,461

See notes to consolidated financial statements.

(Concluded)

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Cash Flows

Years Ended March 31, 2011, 2010 and 2009

	Millions of Yen			Thousands of U.S. Dollars (Note 1)
	2011	2010	2009	2011

OPERATING ACTIVITIES:
Income before income taxes and minority interests	¥157,433	¥140,676	¥126,375	$1,893,361

Adjustments for:
Income taxes—paid	(101,276)	(15,844)	(55,371)	(1,217,992)
Depreciation and amortization	9,844	10,213	11,517	118,388
Amortization and adjustment of goodwill (Note 2.b)	(39)	926	1,153	(469)
Equity in (earnings) losses of associated companies	(382)	222	1,594	(4,594)
Gain on fair value adjustments in investments due to change in ownership ratio	(799)	—	—	(9,609)
Loss on write-down of investment securities	189	1,073	3,738	2,273
Impairment loss	—	1,470	—	—
Effect of adopting Accounting Standard for Asset Retirement Obligations	1,145	—	—	13,770
Changes in assets and liabilities:
Decrease (increase) in trade receivables	131	(1,625)	5,348	1,575
Increase in other current assets	(949)	(4,127)	(4,187)	(11,413)
Increase (decrease) in trade payables	71	2,121	(1,292)	854
Increase (decrease) in other current liabilities	3,534	3,535	(1,198)	42,502
(Decrease) increase in provision for Yahoo! Points	(328)	1,152	475	(3,945)
Other—net	(993)	303	(347)	(11,941)

Total adjustments	(89,852)	(581)	(38,570)	(1,080,601)

Net cash provided by operating activities	67,581	140,095	87,805	812,760

INVESTING ACTIVITIES:
Payment into time deposits	(1,000)	(1,000)	—	(12,026)
Purchase of property and equipment	(7,902)	(4,683)	(6,799)	(95,033)
Purchase of other assets	(2,679)	(2,186)	(4,864)	(32,219)
Purchase of investment securities	(2,032)	(619)	(2,116)	(24,438)
Payment for purchase of newly consolidated subsidiaries’ stocks	(702)	(40)	(43,110)	(8,443)
Adjustment of acquisition cost of a consolidated subsidiary	25,731	—	—	309,453
Payment for additional investments in subsidiaries	—	(1,115)	(697)	—
Other—net	215	2,286	3,639	2,586

Net cash provided by (used in) investing activities	11,631	(7,357)	(53,947)	139,880

FINANCING ACTIVITIES:
Proceeds from short-term bank loan	—	—	20,020	—
Repayment of short-term bank loan	—	(440)	(20,020)	—
Repayment of long-term debt	(10,000)	(20,000)	(20,000)	(120,265)
Dividends paid	(16,672)	(7,519)	(6,256)	(200,505)
Purchase of treasury stock	(2,541)	(3,068)	(82,001)	(30,559)
Other—net	288	(354)	(1,666)	3,464

Net cash used in financing activities	(28,925)	(31,381)	(109,923)	(347,865)

NET INCREASE IN CASH AND CASH EQUIVALENTS— (Forward)	¥50,287	¥101,357	¥(76,065)	$604,775

(Continued)

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Cash Flows

Years Ended March 31, 2011, 2010 and 2009

	Millions of Yen			Thousands of U.S. Dollars (Note 1)
	2011	2010	2009	2011
NET INCREASE IN CASH AND CASH EQUIVALENTS— (Forward)	¥50,287	¥101,357	¥(76,065)	$604,775

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	138,238	36,996	113,027	1,662,513

DECREASE IN CASH AND CASH EQUIVALENTS DUE TO SALE OF BUSINESS BY A CONSOLIDATED SUBSIDIARY (Note 2.a)	(1,838)	—	—	(22,105)

INCREASE IN CASH AND CASH EQUIVALENTS DUE TO ADDITION OF CONSOLIDATED SUBSIDIARIES	—	—	34	—

DECREASE IN CASH AND CASH EQUIVALENTS DUE TO DECONSOLIDATION OF SUBSIDIARIES	—	(115)	—	—

CASH AND CASH EQUIVALENTS, END OF YEAR	¥186,687	¥138,238	¥36,996	$2,245,183

ADDITIONAL CASH FLOW INFORMATION:
Current assets	¥(391)	¥(490)	¥(40,753)	$(4,702)
Non-current assets	(438)	—	(17,450)	(5,268)
Goodwill	(268)	(280)	(4,073)	(3,223)
Current liabilities	17	1	5,485	204
Non-current liabilities	—	—	234	—
Minority interests	11	239	57	132

Acquisition costs	(1,069)	(530)	(56,500)	(12,857)
Cash and cash equivalents acquired	367	490	13,390	4,414

Payment for purchase of newly consolidated subsidiaries’ stocks	¥(702)	¥(40)	¥(43,110)	$(8,443)

See notes to consolidated financial statements.

(Concluded)

Yahoo Japan Corporation and Consolidated Subsidiaries

Notes to Consolidated Financial Statements

Years Ended March 31, 2011, 2010 and 2009

1.	NATURE OF OPERATIONS AND BASIS OF PRESENTING CONSOLIDATED FINANCIAL STATEMENTS

Yahoo Japan Corporation (the “Company”) was incorporated in Japan in 1996. The overwhelming leader in the Internet market in Japan, the Company classifies its services into three segments: (1) media business, (2) business-service business, and (3) consumer business, as discussed in Note 17.

The accompanying consolidated financial statements have been prepared in accordance with the provisions set forth in the Japanese Financial Instruments and Exchange Act and its related accounting regulations and in conformity with accounting principles generally accepted in Japan (“Japanese GAAP”), as described in Note 2, which are different in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”) as to application and disclosure requirements. A discussion on the differences between Japanese GAAP and U.S. GAAP is presented under Note 18 of these consolidated financial statements.

Under Japanese GAAP, a consolidated statement of comprehensive income is required from the fiscal year ended March 31, 2011 and has been presented herein. Accordingly, accumulated other comprehensive income is presented in the consolidated balance sheet and the consolidated statement of changes in equity. Information with respect to other comprehensive income for the year ended March 31, 2010 is disclosed in Note 16. In addition, “Net income before minority interests” is disclosed in the consolidated statement of income from the year ended March 31, 2011.

In preparing these consolidated financial statements, certain reclassifications and rearrangements have been made to the consolidated financial statements issued domestically in order to present them in a form which is more familiar to readers. In addition, certain reclassifications have been made to the consolidated financial statements for the years ended March 31, 2010 and 2009 to conform to the classifications used in 2011.

The consolidated financial statements are stated in Japanese yen, the currency of the country in which the Company is incorporated and operates. The translations of Japanese yen amounts into U.S. dollar amounts are included solely for the convenience of readers and have been made at the rate of ¥83.15 to $1, the approximate rate of exchange at March 31, 2011. Such translations should not be construed as representations that the Japanese yen amounts could be converted into U.S. dollars at that or any other rate.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Consolidation—The accompanying consolidated financial statements as of March 31, 2011 include the accounts of the Company and its 11 (11 in 2010) significant subsidiaries. Under the control or influence concept, those companies in which the Company is able to directly or indirectly exercise control over operations are fully consolidated, and those companies over which the Company and consolidated subsidiaries (collectively, the “Group”) have the ability to exercise significant influence are accounted for by the equity method.

Investments in 10 (11 in 2010) associated companies are accounted for by the equity method. Investments in the remaining 8 (8 in 2010) unconsolidated subsidiaries and 6 (6 in 2010) associated companies are stated at cost. If the equity method of accounting had been applied to the investments in these companies, the effect on the accompanying consolidated financial statements would not have been material.

All significant intercompany balances and transactions have been eliminated in consolidation. All material unrealized profit included in assets resulting from transactions within the Group is eliminated.

For consolidated subsidiaries or associated companies whose closing dates are different from that of the Company, certain adjustments necessary for consolidation have been made.

Since the fiscal year ended March 31, 2009, Yahoo Japan Customer Relations Corporation has been included in the scope of consolidation because of its growing significance to the consolidated financial statements of the Company.

During the fiscal year ended March 31, 2009, the Company acquired majority shareholdings of SOFTBANK IDC Corp. (“SIC”), BBIX Inc., and SOFTBANK IDC SOLUTIONS Corp. (“SISC”). As a result, SIC and BBIX Inc. became consolidated subsidiaries of the Company.

During the fiscal year ended March 31, 2009, the Company absorbed ALPS MAPPING K.K., Brainer.jp (“Brainer”), and SISC through mergers.

During the fiscal year ended March 31, 2010, the Company acquired majority shareholdings of GyaO CORPORATION (“GyaO”) and Yura, Inc. (“Yura”). As a result, GyaO and Yura became consolidated subsidiaries of the Company.

During the fiscal year ended March 31, 2010, the Company absorbed its wholly owned subsidiaries, Yura and Overture K.K. through mergers.

During the fiscal year ended March 31, 2011, the Company acquired the majority interest in Cirius Technologies, Inc. (“Cirius”). As a result, Cirius became a consolidated subsidiary of the Company.

During the fiscal year ended March 31, 2011, the Company sold all of its shares of NewsWatch Inc. and part of its shares of BBIX Inc. As a result, these companies were excluded from the scope of consolidation.

During the fiscal year ended March 31, 2011, the Company entered into a basic agreement for reorganization of Yahoo Japan Value Insight Corporation (“YVI”), a consolidated subsidiary. YVI had two businesses, namely, (1) research service business and (2) customer related service business. Under the agreement, YVI’s research services were sold to MACROMILL, INC. (“MM”) with MM’s newly issued shares received as consideration. As a result of revaluating the research services for the sale of business, the Company’s equity interest in the research services was adjusted based on the fair value which exceeded its carrying value. The revaluation gain is included in the gain on fair value adjustments in investments due to change in ownership ratio in the consolidated statement of income for the year ended March 31, 2011. In addition, Web Solution Corporation (“WS”) was newly established through the corporate split of YVI to operate the customer related service business. After the corporate split, YVI became a holding company with only MM and WS stocks as assets and was renamed VIPS Corporation (“VIPS”).

Equity in losses of associated companies for the year ended March 31, 2009 includes devaluation losses of equity interests due to declines in the market value of ValueCommerce Co., Ltd., a listed associated company. Such devaluation losses included in the equity in losses of associated companies were ¥529 million for the year ended March 31, 2009. For the years ended March 31, 2011 and 2010, no such loss was recorded.

b.	Business Combinations—In October 2003, the Business Accounting Council issued a Statement of Opinion, “Accounting for Business Combinations”, and in December 2005, the Accounting Standards Board of Japan (the “ASBJ”) issued ASBJ Statement No. 7, “Accounting Standard for Business Divestitures” and ASBJ Guidance No. 10, “Guidance for Accounting Standard for Business Combinations and Business Divestitures”. The accounting standard for business combinations allowed companies to apply the pooling of interests method of accounting only when certain specific criteria were met such that the business combination was essentially regarded as a uniting-of-interests. For business combinations that did not meet the uniting-of-interests criteria, the business combination was considered to be an acquisition and the purchase method of accounting was required. This standard also prescribed the accounting for combinations of entities under common control and for joint ventures.

In December 2008, the ASBJ issued a revised accounting standard for business combinations, ASBJ Statement No. 21, “Accounting Standard for Business Combinations”. Major accounting changes under the revised accounting standard are as follows: (1) The revised standard requires accounting for business combinations only by the purchase method.

As a result, the pooling of interests method of accounting is no longer allowed. (2) The previous accounting standard accounts for research and development costs to be charged to income as incurred. Under the revised standard, in-process research and development (IPR&D) acquired in a business combination is capitalized as an intangible asset. (3) The previous accounting standard provided for a bargain purchase gain (negative goodwill) to be systematically amortized over a period not exceeding 20 years. Under the revised standard, the acquirer recognizes the bargain purchase gain in profit or loss immediately on the acquisition date after reassessing and confirming that all of the assets acquired and all of the liabilities assumed have been identified after a review of the procedures used in the purchase allocation. This standard was applicable to business combinations undertaken on or after April 1, 2010.

The Company adopted this accounting standard effective from April 1, 2010.

Amortization and adjustment of goodwill in the consolidated statements of cash flows include adjustment of amortization of goodwill due to subsequent adjustments to the purchase price of an acquisition.

c.	Cash Equivalents—Cash equivalents are short-term investments that are readily convertible into cash and exposed to insignificant risk of changes in value. Cash equivalents include time deposits, all of which mature or become due within three months of the date of acquisition.

d.	Inventories—Inventories are stated at the lower of cost, determined principally by the specific identification method for merchandise, work in process, and supplies, and by the first-in, first-out method for finished goods, or net selling value.

e.	Property and Equipment—Property and equipment are stated at cost. Depreciation is primarily computed by using the declining-balance method. The straight-line method is applied to fixed assets related to data center.

f.	Long-lived Assets—The Group reviews its long-lived assets for impairment whenever events or changes in circumstance indicate the carrying amount of an asset or asset group may not be recoverable. An impairment loss is recognized if the carrying amount of an asset or asset group exceeds the sum of the undiscounted future cash flows expected to result from the continued use and eventual disposition of the asset or asset group. The impairment loss is measured as the amount by which the carrying amount of the asset exceeds its recoverable amount, which is the higher of the discounted cash flows from the continued use and eventual disposition of the asset or the net selling price at disposition.

As a result of reviewing the Group’s long-lived assets for impairment, no impairment loss was recorded for the year ended March 31, 2011. However, for the year ended March 31, 2010, the Group recognized an impairment loss of ¥1,470 million for the following assets:

Millions of Yen
2010
Operating assets:
Furniture and fixtures	¥17
Software	268
Long-term prepaid expenses	4
Leased assets	284
Removal costs and other	99

Subtotal	672
Goodwill	798

Total	¥1,470

Operating assets other than the leased assets in the above table were written down to zero because the Company decided to dispose of them. The finance lease contracts of the above leased assets were entered into before April 1, 2008 and had been accounted for as operating leases, the Group recorded allowances for impairment loss on the leased assets. Goodwill originally recognized at the merger of Brainer.jp was written down as the entity was no longer expected to achieve the earnings forecast in the business plan established at the time of the merger. No impairment loss was recorded for the year ended March 31, 2009.

g.	Marketable and Investment Securities—Marketable and investment securities are classified and accounted for, depending on management’s intent, as follows: (1) trading securities, which are held for the purpose of earning capital gains in the near term, are reported at fair value, and the related unrealized gains and losses are included in earnings; (2) held-to-maturity debt securities, which are expected to be held to maturity with the positive intent and ability to hold to maturity, are reported at amortized cost; and (3) available-for-sale securities, which are not classified as either of the aforementioned securities, are reported at fair value, with unrealized gains and losses, net of applicable taxes, reported as a separate component of equity.

Non-marketable available-for-sale securities are stated at cost determined by the moving-average method. For other than temporary declines in fair value, investment securities are reduced to net realizable value and charged to income.

h.	Investments in Limited Partnerships and Others—Investments in limited partnerships and others consist primarily of the Company’s contributed capital in investment partnerships. The investments in these partnerships are accounted for by the equity method.

i.	Goodwill—Goodwill represents the excess of the costs of acquiring a company over the fair value of the acquired company’s net assets, and is amortized on a straight-line basis over an estimated period. When such period cannot be estimated reliably, goodwill is amortized over five years. Immaterial goodwill is immediately charged to income as incurred.

Negative goodwill arising from business combinations undertaken prior to April 1, 2010 has been amortized on a straight-line basis over an estimated period. Negative goodwill of which effective period could not be reliably estimated has been amortized over five years.

j.	Allowance for Doubtful Accounts—The allowance for doubtful accounts is stated in amounts considered to be appropriate based on the Group’s past credit loss experience and an evaluation of potential losses in the receivables outstanding.

k.	Provision for Yahoo! Points—The Yahoo! Points system was established as a sales promotion whereby shopping points are awarded to the users of Yahoo! JAPAN. The shopping points are redeemable against purchases made via Yahoo! Shopping and other services. The Company provides for the future exercise of these points based on the number of unredeemed points held by users as of the balance sheet date.

l.	Employees’ Retirement Benefits—The Company and certain subsidiaries participate primarily in defined contribution pension plans following the transfer of the previous defined benefit pension plans in July 2000 and the enactment of the Act for Defined Contribution Pension. In addition, the Company and certain consolidated subsidiaries participate in two multi-employer contributory defined benefit welfare pension plans (the “welfare pension plans”) covering their employees.

Contributions made by the Company and its consolidated subsidiaries to the welfare pension plans are expensed when paid because the plan assets attributable to each participant cannot be reasonably determined.

The participation ratio in the welfare pension plans based on the number of employees for the years ended March 31, 2011 and 2010 was as follows:

	2011	2010
The welfare pension plan in which the Company and four subsidiaries participate (“Plan A”)	4.7%	4.4%
The welfare pension plan in which one subsidiary participates (“Plan B”)	0.3	0.3

Because the welfare pension plans provide their fair value information only once a year, the latest fair value information available at the time of preparing these consolidated financial statements is that of one year earlier. The fair value of the welfare pension plans’ entire assets and actuarial pension liabilities as of March 31, 2011 and 2010 was as follows:

	Millions of Yen	Thousands of U.S. Dollars
	2011	2011
Plan A, Based on the Fair Value Information as of March 31, 2010
Fair value of all plan assets	¥161,055	$1,936,921
Actuarial pension liabilities	(159,999)	(1,924,221)

Difference	¥1,056	$12,700

Plan B, Based on the Fair Value Information as of March 31, 2010
Fair value of all plan assets	¥185,995	$2,236,861
Actuarial pension liabilities	(218,220)	(2,624,414)

Difference	¥(32,225)	$(387,553)

		Millions of Yen
		2010
Plan A, Based on the Fair Value Information as of March 31, 2009
Fair value of all plan assets		¥127,937
Actuarial pension liabilities		(155,637)

Difference		¥(27,700)

Plan B, Based on the Fair Value Information as of March 31, 2009
Fair value of all plan assets		¥165,146
Actuarial pension liabilities		(203,202)

Difference		¥(38,056)

The major components of the differences between the aggregate plan assets and liabilities in the tables above were as follows:

	Millions of Yen	Thousands of U.S. Dollars
	2011	2011
Plan A, Based on the Fair Value Information as of March 31, 2010
Funded reserve	¥23,340	$280,698
Adjustment for valuation of assets	(13,927)	(167,492)
Accumulated unfunded portion	(8,357)	(100,506)

Total	¥1,056	$12,700

Plan B, Based on the Fair Value Information as of March 31, 2010
Accumulated unfunded portion	¥(13,927)	$(167,492)
Unamortized obligations	(18,298)	(220,061)

Total	¥(32,225)	$(387,553)

		Millions of Yen
		2010
Plan A, Based on the Fair Value Information as of March 31, 2009
Other reserve		¥19,539
Adjustment for valuation of assets		(19,343)
Accumulated deficit		(27,896)

Total		¥(27,700)

Plan B, Based on the Fair Value Information as of March 31, 2009
Accumulated unfunded portion		¥(16,588)
Unamortized obligations		(21,468)

Total		¥(38,056)

Prior service cost is amortized over 20 years by using the straight-line method under both of the welfare pension plans.

The total contributions to the defined contribution pension plans and the welfare pension plans recognized as net periodic benefit cost for the years ended March 31, 2011, 2010 and 2009 were ¥899 million ($10,812 thousand), ¥906 million and ¥822 million, respectively.

m.	Bonuses to Directors and Corporate Auditors—Bonuses to directors and corporate auditors are accrued at the end of the year to which such bonuses are attributable.

n.	Asset Retirement Obligations—In March 2008, the ASBJ published a new accounting standard for asset retirement obligations, ASBJ Statement No. 18 “Accounting Standard for Asset Retirement Obligations” and ASBJ Guidance No. 21 “Guidance on Accounting Standard for Asset Retirement Obligations”. Under this accounting standard, an asset retirement obligation is defined as a legal obligation imposed either by law or contract that results from the acquisition, construction, development, and the normal operation of a tangible fixed asset and is associated with the retirement of such tangible fixed asset.

The asset retirement obligation is recognized as the sum of the discounted cash flows required for the future asset retirement and is recorded in the period in which the obligation is incurred if it is reasonably estimable. If the asset retirement obligation cannot be reasonably estimated in the period that the asset retirement obligation is incurred, such obligation should be recognized as a liability in the period when it becomes reasonably estimated. Upon initial recognition of a liability for an asset retirement obligation, an asset retirement cost is capitalized by increasing the carrying amount of the related fixed asset by the amount of the liability. The asset retirement cost is subsequently expensed through depreciation over the remaining useful life of the asset. Over time, the liability is accreted to its present value in each period. Any subsequent revisions to the timing or the amount of the original estimate of undiscounted cash flows are reflected as an increase or a decrease in the carrying amount of the liability and the capitalized amount of the related asset retirement cost. This standard was effective for fiscal years beginning on or after April 1, 2010.

The Company adopted this accounting standard effective from April 1, 2010. The effect of adopting this accounting standard was to decrease operating income and income before income taxes and minority interests by ¥184 million ($2,213 thousand) and ¥1,329 million ($15,983 thousand), respectively. Asset retirement obligations as of March 31, 2011 are included in long-term liabilities in the consolidated balance sheets.

o.	Stock Options—ASBJ Statement No. 8, “Accounting Standard for Stock Options” and related guidance are applicable to stock options granted on or after May 1, 2006. This standard requires companies to recognize compensation expense for employee stock options based on the fair value at the grant date and over the vesting period as consideration for receiving goods or services. The standard also requires companies to account for stock options granted to non-employees based on the fair value of either the stock option or the goods or services received. Included in the balance sheet as a separate component of equity, the stock option is presented as a stock acquisition right until exercised. The standard allows unlisted companies to measure options at their intrinsic value if fair value cannot be estimated reliably. The Company has applied this standard to stock options granted on or after May 1, 2006.

p.	Research and Development Costs—Research and development costs are charged to income as incurred. Research and development costs charged to income for the years ended March 31, 2011, 2010 and 2009 were ¥183 million ($2,201 thousand), ¥187 million and ¥302 million, respectively.

q.	Leases—In March 2007, the ASBJ issued ASBJ Statement No. 13, “Accounting Standard for Lease Transactions”, which revised the previous accounting standard for lease transactions issued in June 1993. The revised accounting standard for lease transactions was effective for fiscal years beginning on or after April 1, 2008.

Under the previous accounting standard, finance leases that were deemed to transfer ownership of the leased property to the lessee were capitalized; however, other finance leases were permitted to be accounted for as operating lease transactions if certain “as if capitalized” information was disclosed in the note to the lessee’s financial statements. The revised accounting standard requires that all finance lease transactions be capitalized recognizing lease assets and lease obligations in the balance sheet. In addition, the revised accounting standard permits leases which existed at the transition date and do not transfer ownership of the leased property to the lessee to be accounted for as operating lease transactions.

The Company adopted this revised accounting standard as of April 1, 2008, applying the permission discussed above to leases which existed at the transition date and do not transfer ownership of the leased property to the lessee. This accounting change did not have a material effect on the accompanying consolidated statements of income.

The Group leases certain computer equipment, software, office equipment and vehicles. Leased assets for which the initiation date of lease is on or after April 1, 2008 are included in property and equipment or other assets in the consolidated balance sheets. Depreciation of leased assets is computed by the straight-line method over the leasing period with no residual value.

r.	Income Taxes—The provision for income taxes is computed based on the pretax income included in the consolidated statements of income. The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Deferred taxes are determined by applying currently enacted tax laws to the temporary differences.

s.	Foreign Currency Translations—All short-term and long-term monetary receivables and payables denominated in foreign currencies are translated into Japanese yen at the exchange rates at the balance sheet date. Foreign exchange translation gains and losses are recognized in the consolidated statements of income to the extent that they are not hedged by forward exchange contracts.

t.	Derivative Financial Instruments—The Company uses a variety of derivative financial instruments, including foreign currency forward contracts and foreign currency option contracts, as a means of hedging exposure to foreign exchange risks. The Company does not hold or issue derivatives for trading or speculative purposes.

Derivative financial instruments and foreign currency transactions are classified and accounted for as follows: (1) all derivatives are recognized as either assets or liabilities and measured at fair value, and gains or losses on derivative transactions are recognized in the consolidated statements of income; and (2) if derivatives used for hedging purposes qualify for hedge accounting because of high correlation and effectiveness between the hedging instruments and the hedged items, gains or losses on such derivatives are deferred until maturity of the hedged transactions.

If foreign currency forward contracts and foreign currency option contracts qualify for hedge accounting and meet specific matching criteria, assets and liabilities denominated in foreign currencies are translated at the contract rates and no gains or losses on derivative transactions are recognized.

u.	Per Share Information—Basic net income per share is computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding for the period, retroactively adjusted for stock splits.

Diluted net income per share reflects the potential dilution that could occur if securities were exercised or converted into common stock. Diluted net income per share of common stock assumes full exercise of outstanding warrants.

Cash dividends per share presented in the accompanying consolidated statements of income are dividends applicable to the respective years including dividends to be paid after the end of the year, retroactively adjusted for stock splits.

v.	New Accounting Pronouncements

Accounting Changes and Error Corrections—In December 2009, ASBJ issued ASBJ Statement No. 24 “Accounting Standard for Accounting Changes and Error Corrections” and ASBJ Guidance No. 24 “Guidance on Accounting Standard for Accounting Changes and Error Corrections”. Accounting treatments under this standard and guidance are as follows: (1) Changes in Accounting Policies—When a new accounting policy is applied as a result of a revision of accounting standards, the new policy is applied retrospectively unless the revised accounting standards include specific transitional provisions. When the revised accounting standards include specific transitional provisions, an entity shall comply with the specific transitional provisions. (2) Changes in Presentations—When the presentation of financial statements is changed, prior period financial statements are reclassified in accordance with the new presentation. (3) Changes in Accounting Estimates—A change in an accounting estimate is accounted for in the period of the change if the change affects that period only, and is accounted for prospectively if the change affects both the period of the change and future periods. (4) Corrections of Prior Period Errors—When an error in prior period financial statements is discovered, those statements are restated.

This accounting standard and the guidance are applicable to accounting changes and corrections of prior period errors which are made from the beginning of the fiscal year that begins on or after April 1, 2011.

3.	INVENTORIES

Inventories at March 31, 2011 and 2010 consisted of the following:

	Millions of Yen		Thousands of U.S. Dollars
	2011	2010	2011
Merchandise and finished goods	¥22	¥24	$265
Work in process	4	42	48
Supplies	132	136	1,587

Total	¥158	¥202	$1,900

4.	FINANCIAL INSTRUMENTS AND RELATED DISCLOSURES

In March 2008, the ASBJ revised ASBJ Statement No. 10 “Accounting Standard for Financial Instruments” and issued ASBJ Guidance No. 19 “Guidance on Accounting Standard for Financial Instruments and Related Disclosures”. This accounting standard and the guidance were applicable to financial instruments and related disclosures at the end of the fiscal years ending on or after March 31, 2010. The Group applied the revised accounting standard and the guidance effective March 31, 2010.

(1)	Group Policy for Financial Instruments

Basically, the Group’s use of its funds is limited to high-liquidity and low-risk investments which mature within a year. The Group finances its fund raising requirements with bank loans for which repayment periods are decided after considering the market environment and long-term and short-term balances.

Derivatives are used only for the purpose of hedging exposure to foreign exchange risks. The Group does not hold or issue derivatives for trading or speculative purposes.

(2)	Nature, Risks Arising from Financial Instruments, and Risk Management

Accounts and other receivables are subject to the credit risks of customers. The Group controls these risks by reviewing outstanding balances and due dates of each customer in accordance with internal rules for controlling receivables.

Most investment securities are related to capital and/or operating alliances with business partners, and are subject to market value volatility risks. In order to control these risks, fair value and financial condition of the investee are periodically reviewed and reported to the Board of Directors in accordance with internal rules for using funds.

Accounts payable, other payables, and accruals are payable within a year. Certain payables denominated in foreign currencies are subject to foreign exchange risks. The Group uses foreign currency forward contracts to hedge these risks.

Bank loans and lease obligations are used for working capital and capital investment purposes, and are subject to liquidity risks of default. To control these risks, the Group’s Administrative Department prepares and updates cash-flow plans and maintains appropriate amounts of ready liquidity.

Regarding derivative instruments which are subject to foreign exchange risks, the Company uses foreign currency forward contracts to hedge the risks. Derivative transactions entered into by the Group are made and controlled in accordance with internal rules for controlling market risks, and are periodically reported to the Board of Directors. The hedging activity of the Group is based on internal policies which regulate the authorization and credit limit amount. Effectiveness of hedging transactions is measured mainly by ratio analysis before entering into contracts and in subsequent review.

Fair values of financial instruments are based on quoted prices in active markets. If a quoted price is not available, other rational valuation techniques are used instead. Such valuation techniques include certain assumptions. Results may differ if different assumptions are used in the valuation.

The contract amounts for derivatives listed in Note 11 do not represent volume of underlying market risks of the derivative transactions.

As of March 31, 2011

Financial instruments whose fair values are readily determinable as of March 31, 2011 are as follows:

	Millions of Yen
	2011
	Carrying Amount	Fair Value	Unrealized Gain/Loss
Assets:
(1) Cash and cash equivalents	¥186,687	¥186,687	¥—
(2) Time deposit (included in other current assets)	2,000	2,000	—
(3) Trade accounts receivable	36,294	36,294	—
(4) Other receivables	2,151	2,151	—
(5) Investment in unconsolidated subsidiaries and associated companies	10,112	13,228	3,116
(6) Investment securities	4,520	4,520	—
(7) Long-term other receivables	122,647	122,571	(76)

Total	¥364,411	¥367,451	¥3,040

Liabilities:
(8) Trade accounts payable	¥7,125	¥7,125	¥—
(9) Other payables	15,586	15,586	—
(10) Income taxes payable	33,408	33,408	—

Total	¥56,119	¥56,119	¥—

(11) Derivative instruments under hedge accounting	¥(6)	¥(6)	¥—

	Thousands of U.S. Dollars
	2011
	Carrying Amount	Fair Value	Unrealized Gain/Loss
Assets:
(1) Cash and cash equivalents	$2,245,183	$2,245,183	$—
(2) Time deposit (included in other current assets)	24,053	24,053	—
(3) Trade accounts receivable	436,488	436,488	—
(4) Other receivables	25,869	25,869	—
(5) Investment in unconsolidated subsidiaries and associated companies	121,612	159,086	37,474
(6) Investment securities	54,360	54,360	—
(7) Long-term other receivables	1,475,009	1,474,095	(914)

Total	$4,382,574	$4,419,134	$36,560

Liabilities:
(8) Trade accounts payable	$85,689	$85,689	$—
(9) Other payables	187,444	187,444	—
(10) Income taxes payable	401,780	401,780	—

Total	$674,913	$674,913	$—

(11) Derivative instruments under hedge accounting	$(72)	$(72)	$—

Notes:	(1), (2), (3), (4), (8), (9), and (10)—As these items are settled within one year and have fair values approximately equal to the carrying amounts, they are stated at the carrying amounts. Accounts receivable and other receivables are stated after deducting allowance for doubtful accounts.

(5) and (6)—Fair value of these investments is based on market price. Fair value information categorized by holding purpose of investment securities is discussed in Note 5.

(7)—Fair value of long-term other receivables is stated at present value of future cash flows after considering recoverability.

(11)—Receivables and payables arising from derivative transactions are stated at net amount. Detailed information about derivatives is discussed in Note 11.

Financial instruments which do not have quoted market prices and whose fair values are not reliably determinable are not included in the table above. Such financial instruments as of March 31, 2011 are as follows:

	Carrying Amount
March 31, 2011	Millions of Yen	Thousands of U.S. Dollars
Investment securities	¥26,878	$323,247
Investments in unconsolidated subsidiaries and associated companies	1,526	18,352

Total	¥28,404	$341,599

Detailed information about investment securities is discussed in Note 5.

Maturity analysis for financial assets as of March 31, 2011 is as follows:

	Millions of Yen
March 31, 2011	Due in One Year or Less	Due after One Year through Two Years	Due after Two Years through Three Years	Due after Three Years
Cash and cash equivalents	¥186,687	¥—	¥—	¥—
Time deposit	2,000	—	—	—
Trade accounts receivable	36,946	—	—	—
Other receivables	2,155	—	—	—
Long-term other receivables	—	120,934	934	779

Total	¥227,788	¥120,934	¥934	¥779

	Thousands of U.S. Dollars
March 31, 2011	Due in One Year or Less	Due after One Year through Two Years	Due after Two Years through Three Years	Due after Three Years
Cash and cash equivalents	$2,245,183	$—	$—	$—
Time deposit	24,053	—	—	—
Trade accounts receivable	444,330	—	—	—
Other receivables	25,917	—	—	—
Long-term other receivables	—	1,454,408	11,233	9,368

Total	$2,739,483	$1,454,408	$11,233	$9,368

Annual maturities of obligations under finance leases are discussed in Note 10.

As of March 31, 2010

Financial instruments whose fair values are readily determinable as of March 31, 2010 are as follows:

	Millions of Yen
	2010
	Carrying Amount	Fair Value	Unrealized Gain/Loss
Assets:
(1) Cash and cash equivalents	¥138,238	¥138,238	¥—
(2) Time deposit (included in other current assets)	1,000	1,000	—
(3) Trade accounts receivable	36,689	36,689	—
(4) Other receivables	1,510	1,510	—
(5) Investment in unconsolidated subsidiaries and associated companies	5,097	6,428	1,331
(6) Investment securities	6,247	6,247	—

Total	¥188,781	¥190,112	¥1,331

Liabilities:
(7) Current portion of long-term debt	¥10,000	¥10,000	¥—
(8) Trade accounts payable	7,502	7,502	—
(9) Other payables	13,099	13,099	—
(10) Income taxes payable	47,108	47,108	—

Total	¥77,709	¥77,709	¥—

(11) Derivative instruments under hedge accounting	¥44	¥44	¥—

Notes:   (1), (2), (3), (4), (7), (8), (9) and (10)—As these items are settled within one year and have fair values approximately equal to the carrying amounts, they are stated at the carrying amounts. Accounts receivable and other receivables are stated after deducting allowance for doubtful accounts.

(5) and (6)—Fair value of these investments is based on market price. Fair value information categorized by holding purpose of investment securities is discussed in Note 5.

(11)—Receivables and payables arising from derivative transactions are stated at net amount. Detailed information about derivatives is discussed in Note 11.

Financial instruments which do not have quoted market prices and whose fair values are not reliably determinable are not included in the table above. Such financial instruments as of March 31, 2010 are as follows:

Carrying Amount
March 31, 2010	Millions of Yen
Investment securities	¥146,897
Investments in unconsolidated subsidiaries and associated companies	1,752

Total	¥148,649

Detailed information about investment securities is discussed in Note 5.

5.	INVESTMENT SECURITIES

Investment securities as of March 31, 2011 and 2010 consisted of the following:

	Millions of Yen		Thousands of U.S. Dollars
	2011	2010	2011
Non-current:
Marketable equity securities	¥4,520	¥6,247	$54,360
Non-marketable equity securities	26,875	146,892	323,211
Investments in limited partnerships and similar investments	3	5	36

Total	¥31,398	¥153,144	$377,607

The carrying amounts and aggregate fair value of investment securities at March 31, 2011 and 2010 were as follows:

	Millions of Yen
March 31, 2011	Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities classified as available-for-sale—Equity securities	¥2,474	¥2,094	¥48	¥4,520

March 31, 2010
Securities classified as available-for-sale—Equity securities	¥2,891	¥3,440	¥84	¥6,247

	Thousands of U.S. Dollars
March 31, 2011	Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities classified as available-for-sale—Equity securities	$29,753	$25,184	$577	$54,360

Available-for-sale securities whose fair values are not readily determinable as of March 31, 2011 and 2010 were as follows:

	Carrying Amount
	Millions of Yen		Thousands of U.S. Dollars
	2011	2010	2011
Available-for-sale:
Equity securities—unlisted preferred stocks	¥—	¥120,000	$—
Equity securities—unlisted common stocks	26,875	26,892	323,211
Investments in limited investment partnerships and others	3	5	36

Total	¥26,878	¥146,897	$323,247

On January 25, 2011, the Company sold unlisted preferred shares of B.B. Mobile Corp. (“BBM”) with a carrying value of ¥120,000 million ($1,443,175 thousand) to SOFTBANK CORP., which had 42.2% ownership of the Company as of March 31, 2011 (see Note 12). No gain or loss was recognized for this transaction.

Proceeds from sales of available-for-sale securities (unlisted common stocks) and related gains and losses for the years ended March 31, 2011, 2010 and 2009 were as follows:

	Millions of Yen			Thousands of U.S. Dollars
	2011	2010	2009	2011
Proceeds from sales	¥242	¥94	¥1,036	$2,910
Realized gains	28	—	—	337
Realized losses	14	101	716	168

If the market value declines to 50% or less of the carrying amount, the carrying amount of the investment security is written down to the market value unless it is considered clearly recoverable. If the market value declines to the range from 50% to 70% of the carrying amount, the carrying amount of the investment security is written down to the amount considered to be appropriate based on its materiality and recoverability. Losses from write-down of available-for-sale securities for the years ended March 31, 2011, 2010 and 2009 were ¥189 million ($2,273 thousand), ¥352 million and ¥3,677 million, respectively.

For unlisted equity securities held for one year or more, the Group periodically compares carrying value per share to investee’s net assets per share. If net assets per share decline to 50% or less of acquisition cost per share, the Group recognizes a loss on write-down of investment securities after considering future recoverability. Losses on write-down of such investment securities for the year ended March 31, 2010 and 2009 were ¥721 million and ¥61 million, whereas no such loss was recorded for the year ended March 31, 2011.

6.	LONG-TERM DEBT

The Company had ¥10,000 million of current portion of long-term debt as of March 31, 2010. All of the debt was repaid as of March 31, 2011.

7.	EQUITY

Japanese companies are subject to the Companies Act of Japan (the “Companies Act”). The significant provisions in the Companies Act that affect financial and accounting matters are summarized below:

a.	Dividends

Under the Companies Act, companies can pay dividends at any time during the fiscal year in addition to the year-end dividend upon resolution at the shareholders meeting. For companies that meet certain criteria such as; (1) having a Board of Directors, (2) having independent auditors, (3) having a Board of Corporate Auditors, and (4) the term of service of the directors is prescribed as one year rather than two years of normal term by its articles of incorporation, the Board of Directors may declare dividends (except for dividends-in-kind) at any time during the fiscal year if the company has prescribed so in its articles of incorporation. The Company meets all the above criteria. The Companies Act permits companies to distribute dividends-in-kind (non-cash assets) to shareholders subject to a certain limitation and additional requirements. Semiannual interim dividends may also be paid once a year upon resolution by the Board of Directors if the articles of incorporation of the company so stipulate. The Companies Act provides certain limitations on the amounts available for dividends or the purchase of treasury stock. The limitation is defined as the amount available for distribution to the shareholders, but the amount of net assets after dividends must be maintained at no less than ¥3 million.

b.	Increases/Decreases and Transfer of Common Stock, Reserve and Surplus

The Companies Act requires that an amount equal to 10% of dividends be appropriated as a legal reserve (a component of retained earnings) or as additional paid-in capital (a component of capital surplus) depending on the equity account charged upon the payment of such dividends until the total aggregate amount of legal reserve and additional paid-in capital equals 25% of the common stock. Under the Companies Act, the total amount of additional paid-in capital and legal reserve may be reversed without limitation. The Companies Act also provides that common stock, legal reserve, additional paid-in capital, other capital surplus and retained earnings can be transferred among the accounts under certain conditions upon resolution of the shareholders.

c.	Treasury Stock and Treasury Stock Acquisition Rights

The Companies Act also provides for companies to purchase treasury stock and retire such treasury stock by resolution of the Board of Directors. The amount of treasury stock purchased cannot exceed the amount available for distribution to the shareholders which is determined by specific formula. Under the Companies Act, stock acquisition rights are presented as a separate component of equity. The Companies Act also provides that companies can purchase both treasury stock acquisition rights and treasury stock. Such treasury stock acquisition rights are presented as a separate component of equity or deducted directly from stock acquisition rights.

8.	STOCK OPTION

Stock options outstanding as of March 31, 2011 are as follows:

The Company

Stock Option	Persons Granted	Number of Options Granted	Date of Grant	Exercise Price	Exercise Period
2000 Stock Option (2)	7 employees	11,264 shares	2000.6.27	¥38,086 ($458.0)	From June 17, 2002 to June 16, 2010

2000 Stock Option (3)	3 directors 84 employees	148,992 shares	2000.12.18	¥19,416 ($233.5)	From December 9, 2002 to December 8, 2010

2001 Stock Option (1)	3 directors 72 employees	108,544 shares	2001.6.29	¥9,559 ($115.0)	From June 21, 2003 to June 20, 2011

2001 Stock Option (2)	3 directors 72 employees	112,640 shares	2001.12.18	¥8,497 ($102.2)	From December 8, 2003 to December 7, 2011

2002 Stock Option (1)	2 directors 65 employees	47,616 shares	2002.7.29	¥10,196 ($122.6)	From June 21, 2004 to June 20, 2012

2002 Stock Option (2)	19 employees	5,888 shares	2002.11.20	¥11,375 ($136.8)	From November 21, 2004 to June 20, 2012

2003 Stock Option (1)	5 directors 83 employees	19,840 shares	2003.7.25	¥33,438 ($402.1)	From June 21, 2005 to June 20, 2013

2003 Stock Option (2)	43 employees	2,464 shares	2003.11.4	¥51,478 ($619.1)	From November 5, 2005 to June 20, 2013

2003 Stock Option (3)	38 employees	2,400 shares	2004.1.29	¥47,813 ($575.0)	From January 30, 2006 to June 20, 2013

2003 Stock Option (4)	41 employees	1,168 shares	2004.5.13	¥78,512 ($944.2)	From May 14, 2006 to June 20, 2013

2004 Stock Option (1)	5 directors 131 employees	9,856 shares	2004.7.29	¥65,290 ($785.2)	From June 18, 2006 to June 17, 2014

2004 Stock Option (2)	46 employees	712 shares	2004.11.1	¥62,488 ($751.5)	From November 2, 2006 to June 17, 2014

2004 Stock Option (3)	29 employees	344 shares	2005.1.28	¥65,375 ($786.2)	From January 29, 2007 to June 17, 2014

2004 Stock Option (4)	42 employees	276 shares	2005.5.12	¥60,563 ($728.4)	From May 13, 2007 to June 17, 2014

Stock Option	Persons Granted	Number of Options Granted	Date of Grant	Exercise Price	Exercise Period
2005 Stock Option (1)	5 directors 180 employees	5,716 shares	2005.7.28	¥58,500 ($703.5)	From June 18, 2007 to June 17, 2015

2005 Stock Option (2)	31 employees	234 shares	2005.11.1	¥62,000 ($745.6)	From November 2, 2007 to June 17, 2015

2005 Stock Option (3)	65 employees	316 shares	2006.1.31	¥79,500 ($956.1)	From February 1, 2008 to June 17, 2015

2005 Stock Option (4)	49 employees	112 shares	2006.5.2	¥67,940 ($817.1)	From May 3, 2008 to June 17, 2015

2006 Stock Option (1)	5 directors 157 employees	8,569 shares	2006.9.6	¥47,198 ($567.6)	From August 24, 2008 to August 23, 2016

2006 Stock Option (2)	49 employees	313 shares	2006.11.6	¥44,774 ($538.5)	From October 24, 2008 to October 23, 2016

2006 Stock Option (3)	62 employees	360 shares	2007.2.7	¥47,495 ($571.2)	From January 25, 2009 to January 24, 2017

2007 Stock Option (1)	66 employees	651 shares	2007.5.8	¥45,500 ($547.2)	From April 25, 2009 to April 24, 2017

2007 Stock Option (2)	5 directors 225 employees	10,000 shares	2007.8.7	¥40,320 ($484.9)	From July 25, 2009 to July 24, 2017

2007 Stock Option (3)	119 employees	766 shares	2007.11.7	¥51,162 ($615.3)	From October 25, 2009 to October 24, 2017

2007 Stock Option (4)	124 employees	817 shares	2008.2.13	¥47,500 ($571.3)	From January 31, 2010 to January 30, 2018

2008 Stock Option (1)	246 employees	2,059 shares	2008.5.9	¥51,781 ($622.7)	From April 26, 2010 to April 25, 2018

2008 Stock Option (2)	5 directors 336 employees	11,750 shares	2008.8.8	¥40,505 ($487.1)	From July 26, 2010 to July 25, 2018

2008 Stock Option (3)	128 employees	407 shares	2008.11.7	¥34,000 ($408.9)	From October 25, 2010 to October 24, 2018

2008 Stock Option (4)	128 employees	350 shares	2009.2.10	¥32,341 ($388.9)	From January 28, 2011 to January 27, 2019

2009 Stock Option (1)	100 employees	890 shares	2009.5.12	¥26,879 ($323.3)	From April 29, 2011 to April 28, 2019

Stock Option	Persons Granted	Number of Options Granted	Date of Grant	Exercise Price	Exercise Period
2009 Stock Option (2)	5 directors 454 employees	12,848 shares	2009.8.11	¥30,700 ($369.2)	From July 29, 2011 to July 28, 2019

2009 Stock Option (3)	61 employees	277 shares	2009.11.10	¥28,737 ($345.6)	From October 28, 2011 to October 27, 2019

2009 Stock Option (4)	101 employees	571 shares	2010.2.10	¥32,050 ($385.4)	From January 28, 2012 to January 27, 2020

2010 Stock Option (1)	155 employees	700 shares	2010.5.11	¥35,834 ($431.0)	From April 28, 2012 to April 27, 2020

2010 Stock Option (2)	5 directors 268 employees	11,936 shares	2010.8.10	¥34,617 ($416.3)	From July 28, 2012 to July 27, 2020

2010 Stock Option (3)	106 employees	316 shares	2010.11.5	¥28,857 ($347.0)	From October 23, 2012 to October 22, 2020

2010 Stock Option (4)	104 employees	541 shares	2011.2.8	¥31,193 ($375.1)	From January 26, 2013 to January 25, 2021

Notes:	1.	Each stock option in the table above vests in three phases according to the respective vesting conditions and vesting periods. For each stock option, the initiation date of the exercise period, defined as the day after the first vesting date, indicates the first day on which the first part of the option becomes exercisable.
	2.	The options are forfeited upon termination of employment even if they are vested.

VIPS

Stock Option	Persons Granted	Number of Options Granted	Date of Grant	Exercise Price	Exercise Period
2000 Stock Option (2)	2 directors 18 employees	300 shares	2000.9.20	¥150,000 ($1,804.0)	From October 1, 2002 to September 14, 2010

2001 Stock Option	19 employees	190 shares	2001.4.2	¥400,000 ($4,810.6)	From April 1, 2003 to March 29, 2011

2002 Stock Option	32 employees	92 shares	2002.3.31	¥450,000 ($5,411.9)	From April 1, 2004 to March 21, 2012

2003 Stock Option	3 directors 30 employees	182 shares	2003.3.31	¥450,000 ($5,411.9)	From April 1, 2005 to March 27, 2013

Note:	All stock options in the table above were canceled in the fiscal year ended March 31, 2011 because of a corporate restructuring of YVI.

The stock option activity is as follows:

The Company

	2000 Stock Option (2)	2000 Stock Option (3)	2001 Stock Option (1)	2001 Stock Option (2)
	(Shares)
Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	—	—	—	—
Granted	—	—	—	—
Canceled	—	—	—	—
Vested	—	—	—	—
March 31, 2010—Outstanding	—	—	—	—

Vested
March 31, 2009—Outstanding	2,048	34,934	16,458	21,080
Vested	—	—	—	—
Exercised	—	(5,238)	(512)	(3,643)
Canceled	—	(512)	—	—
March 31, 2010—Outstanding	2,048	29,184	15,946	17,437

Year Ended March 31, 2011

Non-vested
March 31, 2010—Outstanding	—	—	—	—
Granted	—	—	—	—
Canceled	—	—	—	—
Vested	—	—	—	—
March 31, 2011—Outstanding	—	—	—	—

Vested
March 31, 2010—Outstanding	2,048	29,184	15,946	17,437
Vested	—	—	—	—
Exercised	—	(27,084)	(14,394)	(15,371)
Canceled	(2,048)	(2,100)	—	—
March 31, 2011—Outstanding			1,552	2,066

Exercise price	¥38,086	¥19,416	¥9,559	¥8,497
	($458.0)	($233.5)	($115.0)	($102.2)
Average stock price at exercise	—	¥30,447	¥30,880	¥30,917
	—	($366.2)	($371.4)	($371.8)

	2002 Stock Option (1)	2002 Stock Option (2)	2003 Stock Option (1)	2003 Stock Option (2)	2003 Stock Option (3)
	(Shares)
Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	—	—	—	—	—
Granted	—	—	—	—	—
Canceled	—	—	—	—	—
Vested	—	—	—	—	—
March 31, 2010—Outstanding	—	—	—	—	—

Vested
March 31, 2009—Outstanding	17,920	768	15,936	1,408	1,056
Vested	—	—	—	—	—
Exercised	(1,536)	—	—	—	—
Canceled	—	—	(64)	(64)	—
March 31, 2010—Outstanding	16,384	768	15,872	1,344	1,056

Year Ended March 31, 2011

Non-vested
March 31, 2010—Outstanding	—	—	—	—	—
Granted	—	—	—	—	—
Canceled	—	—	—	—	—
Vested	—	—	—	—	—
March 31, 2011—Outstanding	—	—	—	—	—

Vested
March 31, 2010—Outstanding	16,384	768	15,872	1,344	1,056
Vested	—	—	—	—	—
Exercised	(1,536)	—	—	—	—
Canceled	—	—	(448)	(96)	—
March 31, 2011—Outstanding	14,848	768	15,424	1,248	1,056

Exercise price	¥10,196	¥11,375	¥33,438	¥51,478	¥47,813
	($122.6)	($136.8)	($402.1)	($619.1)	($575.0)
Average stock price at exercise	¥33,042	—	—	—	—
	($397.4)	—	—	—	—

	2003 Stock Option (4)	2004 Stock Option (1)	2004 Stock Option (2)	2004 Stock Option (3)	2004 Stock Option (4)
	(Shares)
Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	—	—	—	—	136
Granted	—	—	—	—	—
Canceled	—	—	—	—	—
Vested	—	—	—	—	(136)
March 31, 2010—Outstanding	—	—	—	—	—

Vested
March 31, 2009—Outstanding	560	9,104	384	232	76
Vested	—	—	—	—	136
Exercised	—	—	—	—	—
Canceled	(64)	(144)	—	(8)	(4)
March 31, 2010—Outstanding	496	8,960	384	224	208

Year Ended March 31, 2011

Non-vested
March 31, 2010—Outstanding	—	—	—	—	—
Granted	—	—	—	—	—
Canceled	—	—	—	—	—
Vested	—	—	—	—	—
March 31, 2011—Outstanding	—	—	—	—	—

Vested
March 31, 2010—Outstanding	496	8,960	384	224	208
Vested	—	—	—	—	—
Exercised	—	—	—	—	—
Canceled	(16)	(160)	(16)	(16)	(16)
March 31, 2011—Outstanding	480	8,800	368	208	192

Exercise price	¥78,512	¥65,290	¥62,488	¥65,375	¥60,563
	($944.2)	($785.2)	($751.5)	($786.2)	($728.4)
Average stock price at exercise	—	—	—	—	—

	2005 Stock Option (1)	2005 Stock Option (2)	2005 Stock Option (3)	2005 Stock Option (4)	2006 Stock Option (1)
	(Shares)
Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	1,548	62	118	47	3,956
Granted	—	—	—	—	—
Canceled	(12)	—	(6)	—	(63)
Vested	(1,536)	(62)	(112)	(5)	(1,933)
March 31, 2010—Outstanding	—	—	—	42	1,960

Vested
March 31, 2009—Outstanding	3,612	88	142	36	3,900
Vested	1,536	62	112	5	1,933
Exercised	—	—	—	—	—
Canceled	(84)	—	(6)	—	(91)
March 31, 2010—Outstanding	5,064	150	248	41	5,742

Year Ended March 31, 2011

Non-vested
March 31, 2010—Outstanding	—	—	—	42	1,960
Granted	—	—	—	—	—
Canceled	—	—	—	(1)	(75)
Vested	—	—	—	(41)	(1,885)
March 31, 2011—Outstanding	—	—	—	—	—

Vested
March 31, 2010—Outstanding	5,064	150	248	41	5,742
Vested	—	—	—	41	1,885
Exercised	—	—	—	—	—
Canceled	(208)	(26)	(20)	(7)	(465)
March 31, 2011—Outstanding	4,856	124	228	75	7,162

Exercise price	¥58,500	¥62,000	¥79,500	¥67,940	¥47,198
	($703.5)	($745.6)	($956.1)	($817.1)	($567.6)
Average stock price at exercise	—	—	—	—	—

	2006 Stock Option (2)	2006 Stock Option (3)	2007 Stock Option (1)	2007 Stock Option (2)	2007 Stock Option (3)
	(Shares)
Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	153	183	608	9,465	736
Granted	—	—	—	—	—
Canceled	(4)	(31)	(21)	(226)	(16)
Vested	(64)	(59)	(290)	(4,587)	(330)
March 31, 2010—Outstanding	85	93	297	4,652	390

Vested
March 31, 2009—Outstanding	124	147	—	—	—
Vested	64	59	290	4,587	330
Exercised	—	—	—	—	—
Canceled	(4)	(32)	(20)	(34)	(3)
March 31, 2010—Outstanding	184	174	270	4,553	327

Year Ended March 31, 2011

Non-vested
March 31, 2010—Outstanding	85	93	297	4,652	390
Granted	—	—	—	—	—
Canceled	(1)	(5)	(5)	(219)	(13)
Vested	(84)	(88)	(132)	(2,227)	(153)
March 31, 2011—Outstanding	—	—	160	2,206	224

Vested
March 31, 2010—Outstanding	184	174	270	4,553	327
Vested	84	88	132	2,227	153
Exercised	—	—	—	—	—
Canceled	(3)	(12)	(8)	(367)	(14)
March 31, 2011—Outstanding	265	250	394	6,413	466

Exercise price	¥44,774	¥47,495	¥45,500	¥40,320	¥51,162
	($538.5)	($571.2)	($547.2)	($484.9)	($615.3)
Average stock price at exercise	—	—	—	—	—

	2007 Stock Option (4)	2008 Stock Option (1)	2008 Stock Option (2)	2008 Stock Option (3)	2008 Stock Option (4)
	(Shares)
Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	801	1,840	11,646	407	350
Granted	—	—	—	—	—
Canceled	(13)	(193)	(327)	(6)	(14)
Vested	(367)	—	—	—	—
March 31, 2010—Outstanding	421	1,647	11,319	401	336

Vested
March 31, 2009—Outstanding	—	—	—	—	—
Vested	367	—	—	—	—
Exercised	—	—	—	—	—
Canceled	(2)	—	—	—	—
March 31, 2010—Outstanding	365	—	—	—	—

Year Ended March 31, 2011

Non-vested
March 31, 2010—Outstanding	421	1,647	11,319	401	336
Granted	—	—	—	—	—
Canceled	(8)	(92)	(330)	(36)	(9)
Vested	(167)	(722)	(5,524)	(162)	(137)
March 31, 2011—Outstanding	246	833	5,465	203	190

Vested
March 31, 2010—Outstanding	365	—	—	—	—
Vested	167	722	5,524	162	137
Exercised	—	—	—	—	—
Canceled	(5)	(28)	(162)	(1)	—
March 31, 2011—Outstanding	527	694	5,362	161	137

Exercise price	¥47,500	¥51,781	¥40,505	¥34,000	¥32,341
	($571.3)	($622.7)	($487.1)	($408.9)	($388.9)
Average stock price at exercise	—	—	—	—	—

	2009 Stock Option (1)	2009 Stock Option (2)	2009 Stock Option (3)	2009 Stock Option (4)
	(Shares)
Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	—	—	—	—
Granted	890	12,848	277	571
Canceled	(12)	(185)	—	—
Vested	—	—	—	—
March 31, 2010—Outstanding	878	12,663	277	571

Vested
March 31, 2009—Outstanding	—	—	—	—
Vested	—	—	—	—
Exercised	—	—	—	—
Canceled	—	—	—	—
March 31, 2010—Outstanding	—	—	—	—

Year Ended March 31, 2011

Non-vested
March 31, 2010—Outstanding	878	12,663	277	571
Granted	—	—	—	—
Canceled	(110)	(593)	(52)	(66)
Vested	—	—	—	—
March 31, 2011—Outstanding	768	12,070	225	505

Vested
March 31, 2010—Outstanding	—	—	—	—
Vested	—	—	—	—
Exercised	—	—	—	—
Canceled	—	—	—	—
March 31, 2011—Outstanding	—	—	—	—

Exercise price	¥26,879	¥30,700	¥28,737	¥32,050
	($323.3)	($369.2)	($345.6)	($385.4)
Average stock price at exercise	—	—	—	—

	2010 Stock Option (1)	2010 Stock Option (2)	2010 Stock Option (3)	2010 Stock Option (4)
	(Shares)
Year Ended March 31, 2011

Non-vested
March 31, 2010—Outstanding	—	—	—	—
Granted	700	11,936	316	541
Canceled	(33)	(213)	(2)
Vested	—	—	—	—
March 31, 2011—Outstanding	667	11,723	314	541

Vested
March 31, 2010—Outstanding	—	—	—	—
Vested	—	—	—	—
Exercised	—	—	—	—
Canceled	—	—	—	—
March 31, 2011—Outstanding	—	—	—	—

Exercise price	¥35,834	¥34,617	¥28,857	¥31,193
	($431.0)	($416.3)	($347.0)	($375.1)
Average stock price at exercise	—	—	—	—

Fair value information of stock options granted on or after May 1, 2006, which is required under the accounting standard for stock options, is as follows:

	2005 Stock Option (4)	2006 Stock Option (1)	2006 Stock Option (2)	2006 Stock Option (3)
Fair value price at grant date:
a.	¥30,958	¥24,564	¥23,832	¥20,435
	($372.3)	($295.4)	($286.6)	($245.8)
b.	¥35,782	¥26,803	¥25,311	¥23,448
	($430.3)	($322.3)	($304.4)	($282.0)
c.	¥39,196	¥28,156	¥26,766	¥25,578
	($471.4)	($338.6)	($321.9)	($307.6)

	2007 Stock Option (1)	2007 Stock Option (2)	2007 Stock Option (3)	2007 Stock Option (4)
Fair value price at grant date:
a.	¥22,586	¥17,061	¥20,900	¥20,289
	($271.6)	($205.2)	($251.4)	($244.0)
b.	¥25,697	¥18,121	¥23,651	¥23,128
	($309.0)	($217.9)	($284.4)	($278.1)
c.	¥27,206	¥20,659	¥26,853	¥24,691
	($327.2)	($248.5)	($322.9)	($296.9)

	2008 Stock Option (1)	2008 Stock Option (2)	2008 Stock Option (3)	2008 Stock Option (4)
Fair value price at grant date:
a.	¥16,538	¥14,918	¥14,554	¥10,204
	($198.9)	($179.4)	($175.0)	($122.7)
b.	¥18,525	¥15,716	¥15,075	¥10,715
	($222.8)	($189.0)	($181.3)	($128.9)
c.	¥21,037	¥17,980	¥16,395	¥11,262
	($253.0)	($216.2)	($197.2)	($135.4)

	2009 Stock Option (1)	2009 Stock Option (2)	2009 Stock Option (3)	2009 Stock Option (4)
Fair value price at grant date:
a.	¥9,499	¥12,264	¥9,601	¥12,152
	($114.2)	($147.5)	($115.5)	($146.1)
b.	¥10,338	¥13,247	¥10,271	¥12,987
	($124.3)	($159.3)	($123.5)	($156.2)
c.	¥10,701	¥13,747	¥11,193	¥13,992
	($128.7)	($165.3)	($134.6)	($168.3)

	2010 Stock Option (1)	2010 Stock Option (2)	2010 Stock Option (3)	2010 Stock Option (4)
Fair value price at grant date:
a.	¥11,631	¥10,077	¥9,284	¥10,508
	($139.9)	($121.2)	($111.7)	($126.4)
b.	¥12,389	¥10,734	¥9,518	¥10,641
	($149.0)	($129.1)	($114.5)	($128.0)
c.	¥13,174	¥11,507	¥10,109	¥11,264
	($158.4)	($138.4)	($121.6)	($135.5)

Note:	The stock options of the Company vest in three phases according to the respective vesting conditions and vesting periods. Therefore, the information above is presented to show fair values of the stock options applicable to each of the three phases.

The assumptions used to measure fair value of stock options granted during the years ended March 31, 2011 and 2010 are as follows:

Year Ended March 31, 2011

Estimation method: Black-Scholes option pricing model

	2010 Stock Option (1)	2010 Stock Option (2)	2010 Stock Option (3)	2010 Stock Option (4)
Volatility of stock price:
a.	39.7%	39.1%	39.2%	39.1%
b.	40.7%	40.0%	38.8%	38.1%
c.	41.8%	41.3%	39.9%	39.0%
Estimated remaining outstanding period:
a.	5.97 years	5.97 years	5.97 years	5.97 years
b.	6.47 years	6.47 years	6.47 years	6.47 years
c.	6.97 years	6.97 years	6.97 years	6.97 years
Estimated dividend (dividend yield)	0.84%	0.90%	1.02%	0.93%

Risk free interest rate:
a.	0.62%	0.46%	0.39%	0.74%
b.	0.70%	0.51%	0.44%	0.82%
c.	0.79%	0.58%	0.50%	0.91%

Notes:	1. The a, b and c denoted in the table above correspond to those in the fair value information.

2.	Periods for computation using actual stock price:

2010 Stock Option (1):	a.	From May 17, 2004 to May 7, 2010

	b.	From November 17, 2003 to May 7, 2010

	c.	From May 19, 2003 to May 7, 2010

2010 Stock Option (2):	a.	From August 16, 2004 to August 6, 2010

	b.	From February 16, 2004 to August 6, 2010

	c.	From August 18, 2003 to August 6, 2010

2010 Stock Option (3):	a.	From November 8, 2004 to November 5, 2010

	b.	From May 10, 2004 to November 5, 2010

	c.	From November 10, 2003 to November 5, 2010

2010 Stock Option (4):	a.	From February 14, 2005 to February 4, 2011

	b.	From August 16, 2004 to February 4, 2011

	c.	From February 16, 2004 to February 4, 2011

3.	Estimated remaining outstanding period is determined based on the assumption that all the options are exercised by the middle date of the exercise period.
4.	Estimated dividend is determined based on the actual dividend applicable to the year ended March 31, 2010.

5.	For the risk free interest rate, the Company uses the yield of Japanese treasury bond applicable to the estimated remaining outstanding period of options.
6.	Estimated number of options vested is determined based on the actual termination ratio of employees.

Year Ended March 31, 2010

Estimate method: Black-Scholes option pricing model

	2009 Stock Option (1)	2009 Stock Option (2)	2009 Stock Option (3)	2009 Stock Option (4)
Volatility of stock price:
a.	43.5%	43.0%	41.5%	41.0%
b.	45.6%	45.0%	42.6%	42.3%
c.	45.5%	45.1%	44.8%	44.2%
Estimated remaining outstanding period:
a.	5.96 years	5.97 years	5.97 years	5.97 years
b.	6.46 years	6.47 years	6.47 years	6.47 years
c.	6.96 years	6.97 years	6.97 years	6.97 years
Estimated dividend (dividend yield)	0.52%	0.42%	0.49%	0.41%

Risk free interest rate:
a.	0.98%	0.92%	0.88%	0.68%
b.	1.04%	0.99%	0.96%	0.76%
c.	1.11%	1.08%	1.05%	0.86%

Notes:	1. The a, b and c denoted in the table above correspond to those in the fair value information.

2.	Periods for computation using actual stock price:

2009 Stock Option (1):	a.	From May 12, 2003 to May 8, 2009

	b.	From November 11, 2002 to May 8, 2009

	c.	From May 13, 2002 to May 8, 2009

2009 Stock Option (2):	a.	From August 18, 2003 to August 7, 2009

	b.	From February 17, 2003 to August 7, 2009

	c.	From August 19, 2002 to August 7, 2009

2009 Stock Option (3):	a.	From November 17, 2003 to November 6, 2009

	b.	From May 19, 2003 to November 6, 2009

	c.	From November 18, 2002 to November 6, 2009

2009 Stock Option (4):	a.	From February 16, 2004 to February 5, 2010

	b.	From August 18, 2003 to February 5, 2010

	c.	From February 17, 2003 to February 5, 2010

3.	Estimated remaining outstanding period is determined based on the assumption that all the options are exercised by the middle date of the exercise period.
4.	Estimated dividend is determined based on the actual dividend applicable to the year ended March 31, 2009.

5.	For the risk free interest rate, the Company uses the yield of Japanese treasury bond applicable to the estimated remaining outstanding period of options.
6.	Estimated number of options vested is determined based on the actual termination ratio of employees.

VIPS

	2000 Stock Option (1)	2000 Stock Option (2)	2001 Stock Option	2002 Stock Option	2003 Stock Option
(Shares)
Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	100	175	50	14	38
Granted	—	—	—	—	—
Canceled	(100)	(110)	(35)	—	(4)
Vested	—	—	—	—	—
March 31, 2010—Outstanding	—	65	15	14	34

Vested
March 31, 2009—Outstanding	—	—	—	—	—
Vested	—	—	—	—	—
Exercised	—	—	—	—	—
Canceled	—	—	—	—	—
March 31, 2010—Outstanding	—	—	—	—	—

Year Ended March 31, 2011

Non-vested
March 31, 2010—Outstanding	—	65	15	14	34
Granted	—	—	—	—	—
Canceled	—	(65)	(15)	(14)	(34)
Vested	—	—	—	—	—
March 31, 2011—Outstanding	—	—	—	—	—

Vested
March 31, 2010—Outstanding	—	—	—	—	—
Vested	—	—	—	—	—
Exercised	—	—	—	—	—
Canceled	—	—	—	—	—
March 31, 2011—Outstanding	—	—	—	—	—

Exercise price	—	¥150,000	¥400,000	¥450,000	¥450,000
	—	($1,804.0)	($4,810.6)	($5,411.9)	($5,411.9)
Average stock price at exercise	—	—	—	—	—

9.	INCOME TAXES

The Company and its domestic subsidiaries are subject to Japanese national and local income taxes which, in the aggregate, resulted in a normal effective statutory tax rate of approximately 40.7% for each of the years ended March 31, 2011, 2010 and 2009.

The tax effects of significant temporary differences which resulted in deferred tax assets and liabilities at March 31, 2011 and 2010 are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	2011	2010	2011
Deferred tax assets:
Enterprise tax payable	¥2,483	¥3,406	$29,862
Depreciation and amortization	4,998	4,952	60,108
Provision for Yahoo! Points	1,392	1,552	16,741
Write-down of investment securities	1,357	1,501	16,320
Revaluation of assets	2,743	3,722	32,989
Other	3,053	2,440	36,717
Less valuation allowance	(3,009)	(3,189)	(36,189)

Total	13,017	14,384	156,548

Deferred tax liabilities:
Unrealized gain on available-for-sale securities	833	1,366	10,018
Other	(2)	18	(24)

Total	831	1,384	9,994

Net deferred tax assets	¥12,186	¥13,000	$146,554

Balances of deferred tax assets and liabilities included in the consolidated balance sheets are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	2011	2010	2011
Deferred tax assets—current	¥5,522	¥6,687	$66,410
Deferred tax assets—non-current	6,667	6,313	80,180
Deferred tax liabilities—non-current (included in long-term liabilities)	(3)	—	(36)

Net deferred tax assets	¥12,186	¥13,000	$146,554

Reconciliation between the normal effective statutory tax rates and the actual effective tax rates reflected in the accompanying consolidated statements of income for the years ended March 31, 2011, 2010 and 2009 is not presented because the difference between the two tax rates was not material.

Assessment of Prior Year Taxes and Adjustment of Income Taxes to Reflect Adjustment of the Purchase Price on Acquisition

Assessment of prior year taxes and adjustment of income taxes to reflect adjustment of the purchase price of acquisition in the accompanying consolidated statements of income were recorded mainly for the following reason:

In February 2009, the Company acquired all issued and outstanding shares of SISC from SOFTBANK CORP. In March 2009, the Company merged SISC and assumed net operating loss carryforwards of SISC.

Subsequently, the Company utilized the entire amount of the net operating loss carryforwards on its tax returns for the year ended March 31, 2009.

In June 2010, the Company received a notice from the Tokyo Regional Taxation Bureau indicating that the utilization of the net operating loss carryforwards had unreasonably reduced the Company’s income taxes, which resulted in additional taxes.

These additional taxes have been treated as an adjustment to the purchase price of SISC shares based on an agreement with SOFTBANK CORP. that SOFTBANK CORP. would reimburse an amount equal to any additional taxes incurred due to tax positions associated with the SISC merger. Upon the adjustment of the purchase price, negative goodwill arose based on the agreement. The negative goodwill has been recorded as an adjustment of income taxes to reflect adjustment of the purchase price on acquisition because the negative goodwill arose due to the disapproval of future tax benefit of the deferred tax assets assumed from SISC.

The Company submitted a request for reconsideration to the national tax tribunal. Subsequently in April 2011, the Company brought judicial proceedings and intends to thoroughly argue its position on this matter.

10.	LEASE

The Group leases certain computer equipment, software, office equipment and vehicles.

Total rental expenses including lease payments under operating lease contracts and finance leases contracts that do not transfer ownership of the leased property to the lessee and that were entered into prior to April 1, 2008 included in the consolidated statements of income for the years ended March 31, 2011, 2010 and 2009 were ¥5,644 million ($67,877 thousand), ¥6,042 million and ¥6,536 million, respectively.

For the year ended March 31, 2010, the Group recorded an impairment loss of ¥284 million on certain leased property held under finance leases that do not transfer ownership and an allowance for impairment loss on leased property, which is included in long-term liabilities. No impairment loss was recorded for the years ended March 31, 2011 and 2009. Because all of the allowance was utilized in 2011, no balance remained as of March 31, 2011.

Lease liabilities for lease contracts entered into on or after April 1, 2008 that are included in the consolidated balance sheets at March 31, 2011 and 2010 were as follows:

	Millions of Yen		Thousands of U.S. Dollars
	2011	2010	2011
Other current liabilities	¥84	¥102	$1,011
Long-term liabilities	130	253	1,563

Total	¥214	¥355	$2,574

Annual repayment schedule as of March 31, 2011 was as follows:

Year Ending March 31	Millions of Yen	Thousands of U.S. Dollars
2013	¥81	$974
2014	49	589

Total	¥130	$1,563

The following pro forma information on an “as if capitalized” basis summarizes finance lease contracts that do not transfer ownership of the leased property to the lessee and that were entered into prior to April 1, 2008.

	2011
	Furniture and Fixtures
	Millions of Yen	Thousands of U.S. Dollars
Acquisition cost	¥228	$2,742
Accumulated depreciation	(197)	(2,369)

Net leased property	¥31	$373

	Millions of Yen
	2010
	Buildings and Structures	Machinery and Equipment	Furniture and Fixtures	Software	Total
Acquisition cost	¥14	¥64	¥926	¥444	¥1,448
Accumulated depreciation	(7)	(47)	(653)	(310)	(1,017)
Accumulated impairment loss	—	(14)	(150)	(120)	(284)

Net leased property	¥7	¥3	¥123	¥14	¥147

Obligations under finance leases:

	2011
	Millions of Yen	Thousands of U.S. Dollars
Due within one year	¥31	$373
Due after one year	2	24

Total	¥33	$397

Allowance for impairment loss on leased property of ¥284 million as of March 31, 2010 is not included in obligations under finance leases.

Depreciation expense, interest expense, and other information under finance leases:

	Millions of Yen			Thousands of U.S. Dollars
	2011	2010	2009	2011
Depreciation expense	¥145	¥333	¥35	$1,744
Interest expense	9	32	4	108

Total	¥154	¥365	¥39	$1,852

Lease payments	¥97	¥375	¥39	$1,167
Impairment loss	—	284	—	—

Depreciation expense and interest expense, which are not reflected in the accompanying consolidated statements of income, are computed by the straight-line method with no salvage value and the interest method, respectively.

The minimum rental commitments under noncancelable operating leases at March 31, 2011 and 2010 were as follows:

	Millions of Yen		Thousands of U.S. Dollars
	2011	2010	2011
Due within one year	¥5,011	¥6,472	$60,265
Due after one year	4,843	4,622	58,244

Total	¥9,854	¥11,094	$118,509

11.	DERIVATIVES

Derivative contracts accounted for under hedge accounting as of March 31, 2011 and 2010 are as follows:

(1)	Contract amount and fair value of derivative instruments to hedge foreign exchange risk associated with certain future expenses denominated in foreign currencies, of which gains and losses are deferred under hedge accounting:

	Millions of Yen
	2011
	Contract Amount	Fair Value
Foreign currency forward contract:
Receipt: U.S. dollar, payment: Japanese yen	¥206	¥(4)
Receipt: Euro, payment: Japanese yen	1,182	(2)

Total	¥1,388	¥(6)

	Thousands of U.S. Dollars
	2011
	Contract Amount	Fair Value
Foreign currency forward contract:
Receipt: U.S. dollar, payment: Japanese yen	$2,477	$(48)
Receipt: Euro, payment: Japanese yen	14,216	(24)

Total	$16,693	$(72)

	Millions of Yen
	2010
	Contract Amount	Fair Value
Foreign currency forward contract:
Receipt: U.S. dollar, payment: Japanese yen	¥843	¥44
Receipt: Euro, payment: Japanese yen	14	—

Total	¥857	¥44

Note:	All derivative transactions are to be settled within a year. The fair value of derivative instruments is stated at an amount obtained from financial institutions.

(2)	Contract amount of derivative instruments to hedge foreign exchange risk associated with certain accounts payable and other payables denominated in foreign currencies that are translated at contract rates:

Millions of Yen
2010
Foreign currency forward contract:
Receipt: U.S. dollar, payment: Japanese yen	¥546
Receipt: Euro, payment: Japanese yen	1,312

Total	¥1,858

Note:	All derivative transactions are to be settled within a year. Because the derivative instruments are treated as a part of related payables, the fair value of derivative instruments is included in that of payables in the table shown in Note 4. No balance remained as of March 31, 2011.

12.	RELATED PARTY TRANSACTIONS

Transactions of the Group with related parties for the years ended March 31, 2011, 2010 and 2009 are as follows:

	Millions of Yen			Thousands of U.S. Dollars
	2011	2010	2009	2011
Transaction of the Company with SOFTBANK CORP. – Purchase of stock	¥—	¥—	¥45,000	$—
Transaction of the Company with SOFTBANK CORP. – Sale of investment (Note A)	120,000	—	—	1,443,175
Transaction of the Company with SOFTBANK CORP. – Interest income (Note A)	207	—	—	2,489
Transaction of the Company with SOFTBANK CORP. – Adjustment of acquisition cost (Note B)	29,312	—	—	352,520
Transaction of the Company with SISC – Purchase of stock (Note C)	—	—	11,500	—
Transaction of the Company with Yahoo! Sàrl – Payment of service fees (Note D)	15,101	8,102	—	181,612
Transaction of a consolidated subsidiary with Yahoo! Sàrl – Payment of service fees (Note D)	—	8,731	12,889	—
Transaction of a consolidated subsidiary with Overture Search Services (Ireland) Limited – Payment of service fees (Note E)	—	—	7,461	—
Transaction with individuals (directors) – Exercise of stock options	513	46	22	6,170

Notes:	A.	On January 25, 2011, the Company sold its investment in BBM to SOFTBANK CORP. The selling price of this transaction was determined based on negotiations considering financial condition of BBM, appraisal value, and other factors. The long-term other receivables arising from this transaction are interest-bearing with interest rate determined based on negotiation considering normal market rate. There was no gain or loss on the sale.

	B.	During the course of the merger of SISC, the Company acquired shares of IDC Frontier Inc. (“IDCF”). Subsequently, the Company and IDCF received a notice from the Tokyo Regional Taxation Bureau indicating that additional taxes were levied to the tax treatment of the acquisition of IDCF shares. Based on the agreement with SOFTBANK CORP., the amount equivalent to the additional taxes was paid to the Company.

C.	On February 20, 2009, the Company acquired all shares of SIC from SISC, and subsequently on February 24, 2009, the Company also acquired all shares of SISC from SOFTBANK CORP., the parent company of the Company. After the acquisition, the Company absorbed SISC through a merger on March 30, 2009. The acquisition prices of these transactions were determined based on negotiations considering the fair value of the respective company’s net assets, potential value of deferred tax assets, future cash flows, operating synergy with the Company, appraisal value, and other factors.

D.	Overture K.K., a consolidated subsidiary, had paid service fees to Yahoo! Sàrl. On October 1, 2009, the Company absorbed Overture K.K. through a merger. Since the merger, the Company has paid service fees to Yahoo! Sàrl. The total service fees paid to Yahoo! Sàrl by Overture K.K. and the Company for the year ended March 31, 2010 were ¥16,833 million.

E.	Prior to August 1, 2008, Overture K.K. had paid service fees to Overture Search Services (Ireland) Limited (“OSSIL”), a consolidated subsidiary of Yahoo! Inc. The contract term in the service agreement was 10 years beginning August 31, 2007. For the year ended March 31, 2008, Overture K.K. paid ¥12,990 million of service fees to OSSIL for the seven months from August 31, 2007 to March 31, 2008. Effective August 1, 2008, the contractual rights and obligations of OSSIL were assumed by another Yahoo! Inc. consolidated subsidiary, Yahoo! Sàrl. The total service fees paid by Overture K.K. for the year ended March 31, 2009 were ¥20,350 million.

The balance due to or due from related parties listed in the above table at March 31, 2011 and 2010 is as follows:

	Millions of Yen		Thousands of U.S. Dollars
	2011	2010	2011
Other receivables	¥934	¥—	$11,233
Long-term other receivables	122,647	—	1,475,009
Other assets (non-current)	207	—	2,489
Accounts payable	1,177	—	14,155
Other current liabilities	—	1,313	—

13.	NET INCOME PER SHARE

Reconciliation of the differences between basic and diluted net income per share (“EPS”) for the years ended March 31, 2011, 2010 and 2009 is as follows:

	Millions of Yen	Thousands	Yen	U.S. Dollars
Year Ended March 31, 2011	Net Income	Weighted-average Shares	EPS
Basic EPS—Net income available to common shareholders	¥92,175	57,989	¥1,589.53	$19.12

Effect of dilutive securities—Warrants	—	40

Diluted EPS—Net income for computation	¥92,175	58,029	¥1,588.43	$19.10

Year Ended March 31, 2010
Basic EPS—Net income available to common shareholders	¥83,523	58,074	¥1,438.23
Effect of dilutive securities—Warrants	—	48

Diluted EPS—Net income for computation	¥83,523	58,122	¥1,437.03

Year Ended March 31, 2009
Basic EPS—Net income available to common shareholders	¥74,715	59,509	¥1,255.52

Effect of dilutive securities—Warrants	—	64

Diluted EPS—Net income for computation	¥74,715	59,573	¥1,254.18

14.	COMMITTED LINE OF CASH ADVANCE

The Company provides cash advance service to customers in its credit card operations.

The total amount of the committed line of cash advance granted and available for customers, outstanding balance, and remaining balance at March 31, 2011 and 2010 are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	2011	2010	2011
Total amount of the committed line of cash advance	¥16,673	¥17,812	$200,517
Outstanding balance	1,228	1,451	14,768

Remaining balance	¥15,445	¥16,361	$185,749

15.	SUBSEQUENT EVENT

The following appropriation of retained earnings at March 31, 2011 was approved at the Company’s Board of Directors meeting held on May 20, 2011:

	Millions of Yen	Thousands of U.S. Dollars
Year-end cash dividends, ¥318.00 ($3.82) per share	¥18,443	$221,804

16.	COMPREHENSIVE INCOME

Total comprehensive income for the year ended March 31, 2010 was as follows:

Millions of Yen
2010
Total comprehensive income attributable to:
Owners of the parent	¥85,309
Minority interests	382

Total comprehensive income	¥85,691

Other comprehensive income for the year ended March 31, 2010 consisted of the following:

Millions of Yen
2010
Other comprehensive income:
Net unrealized gain on available-for-sale securities	¥1,763
Deferred gain on derivatives under hedge accounting	26
Share in other comprehensive loss in associated companies accounted for by the equity method	(3)

Total other comprehensive income	¥1,786

17.	SEGMENT INFORMATION

Effective April 1, 2010, segment information is presented according to the Company’s management approach based on ASBJ Statement No. 17 “Accounting Standard for Disclosures about Segments of an Enterprise and Related Information” and ASBJ Guidance No. 20 “Guidance on Accounting Standard for Disclosures about Segments of an Enterprise and Related Information”. In accordance with the revised standard, the Company reported segment information using the management approach for years ended March 31, 2011 and 2010 and using the previous method for the years ended March 31, 2010 and 2009. Segment information for the year ended March 31, 2009 is solely presented under the previous method as the revised standard does not require the reporting using the management approach for that period.

The reportable segments are components of the Group for which separate financial information is available, and whose operating results are reviewed periodically by the Board of Directors to determine allocation of operating resources and evaluate its performance. Segment income is computed based on operating income with certain adjustments for non-operating income and expense such as interest income/expense, foreign exchange gain/loss, equity in earnings/losses of associated companies, and others. The reportable segment information is prepared under the same accounting policies as discussed in Note 2.

The Group classifies its services into three reportable segments, namely, (1) media business, (2) business-service business, and (3) consumer business, as summarized below.

The media business segment comprises planning and sales of Internet-based advertising-related services.

The business-service business segment includes planning of living-area information listing services, online sales, and agency services for medium- and small-sized companies.

The consumer business segment mainly consists of services for individual Internet users. Main revenue sources for this segment include e-commerce related services, membership services, and paid content services. This segment also includes planning and sales of online settlement services.

Segment information of the Group as of and for the year ended March 31, 2011 is as follows:

a.	Sales, Income and Related Information by reportable segments

	Millions of Yen
	2011
	Reportable Segments
	Media Business	Business-service Business	Consumer Business	Total	Reconciliation	Consolidated

Sales to customers	¥110,234	¥76,739	¥104,914	¥291,887	¥537	¥292,424

Intersegment sales	2	—	1	3	(3)	—

Total sales	¥110,236	¥76,739	¥104,915	¥291,890	¥534	¥292,424

Segment income	¥59,419	¥38,790	¥68,062	¥166,271	¥(6,667)	¥159,604

Depreciation and amortization	¥2,727	¥3,192	¥3,590	¥9,509	¥335	¥9,844
Amortization and adjustment of goodwill (Note 1)	351	(379)	58	30	—	30
Remaining balance of goodwill	932	258	160	1,350	—	1,350
Interest received (paid)—net	(1)	5	2	6	321	327
Equity earnings (losses) of associated companies accounted for by the equity method	385	176	(139)	422	(40)	382

b.	Reconciliation between the Segment Income and the Consolidated financial statement

Millions of Yen
2011
Total income for reportable segments	¥166,271
Intersegment transactions	(10)
Corporate expenses (note 2)	(6,355)
Interest and dividend income	(414)
Interest expense	21
Gain on foreign exchange—net	(211)
Equity in earnings of associated companies	(382)
Other	684

Operating income on the consolidated financial statement	¥159,604

c.	Sales to Customers, by Services

	Millions of Yen
	2011
	Advertising	e-Commerce Related	Membership Services	Corporate Services	Other	Total
Sales to customers	¥157,350	¥59,207	¥36,633	¥19,025	¥20,209	¥292,424

a.	Sales, Income and Related Information by reportable segments

	Thousands of U.S. Dollars
	2011
	Reportable Segments
	Media Business	Business-service Business	Consumer Business	Total	Reconciliation	Consolidated

Sales to customers	$1,325,725	$922,898	$1,261,744	$3,510,367	$6,458	$3,516,825

Intersegment sales	24	—	12	36	(36)	—

Total sales	$1,325,749	$922,898	$1,261,756	$3,510,403	$6,422	$3,516,825

Segment income	$714,600	$466,506	$818,545	$1,999,651	$(80,180)	$1,919,471

Depreciation and amortization	$32,796	$38,388	$43,175	$114,359	$4,029	$118,388
Amortization and adjustment of goodwill (Note 1)	4,221	(4,558)	698	361	—	361
Remaining balance of goodwill	11,209	3,103	1,924	16,236	—	16,236
Interest received (paid)—net	(12)	60	24	72	3,861	3,933
Equity earnings (losses) of associated companies accounted for by the equity method	4,630	2,117	(1,672)	5,075	(481)	4,594

b.	Reconciliation between the Segment Income and the Consolidated financial statement

Thousands of U.S. Dollars
2011
Total income for reportable segments	$1,999,651
Intersegment transactions	(120)
Corporate expenses (Note 2)	(76,428)
Interest and dividend income	(4,979)
Interest expense	253
Gain on foreign exchange—net	(2,538)
Equity in earnings of associated companies	(4,594)
Other	8,226

Operating income on the consolidated financial statement	$1,919,471

c.	Sales to Customers, by Services

	Thousands of U.S. Dollars
	2011
	Advertising	e-Commerce Related	Membership Services	Corporate Services	Other	Total
Sales to customers	$1,892,363	$712,051	$440,565	$228,803	$243,043	$3,516,825

Note 1:	Amortization and adjustment of goodwill in the tables above include adjustment of amortization of goodwill due to subsequent adjustments to the purchase price on acquisition.

Note 2:	Corporate expenses consist primarily of general and administrative expenses that are not allocable to reportable segments.

If the segment information for the year ended March 31, 2010 were prepared using the new segmentation, such information would be as follows:

a.	Sales, Income and Related Information by reportable segments

	Millions of Yen
	2010
	Reportable Segments
	Media Business	Business-service Business	Consumer Business	Total	Reconciliation	Consolidated

Sales to customers	¥102,268	¥71,217	¥105,373	¥278,858	¥999	¥279,857

Intersegment sales	3	197	1	201	(201)	—

Total sales	¥102,271	¥71,414	¥105,374	¥279,059	¥798	¥279,857

Segment income	¥49,590	¥32,016	¥69,996	¥151,602	¥(7,776)	¥143,826

Depreciation and amortization	¥2,780	¥3,099	¥3,654	¥9,533	¥680	¥10,213
Amortization of goodwill	382	486	58	926	—	926
Remaining balance of goodwill	827	3,850	219	4,896	—	4,896
Interest received (paid)—net	(1)	4	2	5	(101)	(96)
Equity earnings (losses) of associated companies accounted for by the equity method	33	(332)	(36)	(335)	113	(222)
Impairment loss	1,252	—	—	1,252	218	1,470

b.	Reconciliation between the Segment Income and the Consolidated financial statement

Millions of Yen
2010
Total income for reportable segments	¥151,602
Intersegment transactions	15
Corporate expenses (Note 3)	(8,627)
Interest and dividend income	(156)
Interest expense	197
Gain on foreign exchange—net	(75)
Equity in earnings of associated companies	222
Other	648

Operating income on the consolidated financial statement	¥143,826

c.	Sales to Customers, by Services

	Millions of Yen
	2010
	Advertising	e-Commerce Related	Membership Services	Corporate Services	Other	Total
Sales to customers	¥141,293	¥59,385	¥37,262	¥19,797	¥22,120	¥279,857

Note 3:	Corporate expenses consist primarily of general and administrative expenses that are not allocable to reportable segments.

Segment information of the Group as of and for the years ended March 31, 2010 and 2009 prepared under the previous segmentation is as follows:

The Group classifies its services into three segments, namely, (1) advertising, (2) business services, and (3) personal services, as summarized below.

The advertising segment comprises Internet-based advertising-related services. Main sources of revenue for this segment include sales of banner and text advertisements on the Yahoo! JAPAN Web site, the paid search service, and advertisement planning and production services.

The business services segment includes non-advertising-related services for corporations. This segment derives revenue from tenant fees and royalties from stores listed on the Yahoo! Auctions and Yahoo! Shopping sites, fees and commissions for various information listing services, incentive fees for acquiring new subscribers to the Yahoo! BB broadband service, data center service fees, and fees for other information services.

The personal services segment consists of services to individual Internet users. Main revenue sources for this segment include Yahoo! Auctions system usage fees, Yahoo! Premium membership fees, Internet services provider (ISP) fees from Yahoo! BB subscribers, and sales of various kinds of content.

Information about business segments, geographical segments, and sales to foreign customers of the Group as of and for the year ended March 31, 2010 is as follows:

(1)	Business Segments

a.	Sales and Operating Income

	Millions of Yen
	2010
	Advertising	Business Services	Personal Services	Eliminations/ Corporate	Consolidated

Sales to customers	¥141,355	¥63,186	¥75,316	¥—	¥279,857

Intersegment sales	—	1,089	16	(1,105)	—

Total sales	141,355	64,275	75,332	(1,105)	279,857

Operating expenses	59,744	42,262	22,426	11,599	136,031

Operating income	¥81,611	¥22,013	¥52,906	¥(12,704)	¥143,826

b.	Total Assets, Depreciation and Amortization, Impairment Loss, and Capital Expenditures

	Millions of Yen
	2010
	Advertising	Business Services	Personal Services	Eliminations/ Corporate	Consolidated
Total assets	¥55,421	¥52,317	¥40,443	¥270,081	¥418,262
Depreciation and amortization	3,188	3,574	2,533	918	10,213
Impairment loss	1,252	218	—	—	1,470
Capital expenditures	2,255	2,263	1,842	562	6,922

(2)	Geographical Segments

Because the Company and its subsidiaries are located and conduct their operations primarily in Japan, geographical segment information is not presented.

(3)	Sales to Foreign Customers

Because sales to foreign customers are not material, such information is not presented.

Information about business segments, geographical segments, and sales to foreign customers of the Group as of and for the year ended March 31, 2009 is as follows:

(1)	Business Segments

a.	Sales and Operating Income

	Millions of Yen
	2009
	Advertising	Business Services	Personal Services	Eliminations/ Corporate	Consolidated

Sales to customers	¥138,887	¥54,207	¥72,660	¥—	¥265,754

Intersegment sales	1	348	11	(360)	—

Total sales	138,888	54,555	72,671	(360)	265,754

Operating expenses	65,425	33,779	19,946	11,986	131,136

Operating income	¥73,463	¥20,776	¥52,725	¥(12,346)	¥134,618

b.	Total Assets, Depreciation and Amortization, and Capital Expenditures

	Millions of Yen
	2009
	Advertising	Business Services	Personal Services	Eliminations/ Corporate	Consolidated
Total assets	¥37,005	¥44,567	¥19,872	¥210,108	¥311,552
Depreciation and amortization	5,098	2,964	2,824	631	11,517
Capital expenditures	12,842	6,378	6,862	1,441	27,523

(2)	Geographical Segments

Because the Company and its subsidiaries are located and conduct their operations primarily in Japan, geographical segment information is not presented.

(3)	Sales to Foreign Customers

Because sales to foreign customers are not material, such information is not presented.

* * * * *

18.	SUMMARY OF CERTAIN SIGNIFICANT DIFFERENCES BETWEEN JAPANESE GAAP AND U.S. GAAP

The Group maintains its books and records in conformity with Japanese GAAP, which differs in certain respects from U.S. GAAP. Reconciliations of net income and equity under Japanese GAAP with the corresponding amounts under U.S. GAAP, along with a description of those significant differences, and statements of comprehensive income are summarized below. These reconciliations include all material differences between Japanese GAAP and U.S. GAAP.

Net income reconciliation

		Millions of Yen			Thousands of U.S. Dollars
	Note	2011	2010	2009	2011
Net income under Japanese GAAP		¥92,175	¥83,523	¥74,715	$1,108,539
Add back minority interests under Japanese GAAP	h	517	382	600	6,217
U.S. GAAP adjustments:
Goodwill	a	(2,752)	1,381	(1,222)	(33,097)
Intangible assets	a	(650)	(799)	(749)	(7,817)
Property and equipment	a	(225)	(225)	(38)	(2,706)
Equity-method investments	b	461	(66)	(2,503)	5,544
Investment in equity securities	c	(10,036)	506	1,276	(120,698)
Depreciation	d	(87)	534	795	(1,046)
Asset retirement obligations	e	1,079	(103)	71	12,977
Compensated absence	f	(127)	(206)	(387)	(1,527)
Income tax expense	g	5,446	(141)	95	65,496
Others	j	29	(36)	(68)	349

Net income under U.S. GAAP		¥85,830	¥84,750	¥72,585	$1,032,231
Less net income attributable to noncontrolling interests		(505)	(374)	(595)	(6,073)

Net income attributable to the Company		¥85,325	¥84,376	¥71,990	$1,026,158

Net income per share under U.S. GAAP:

	Yen			U.S. Dollars
	2011	2010	2009	2011
Net income attributable to the Company common shareholders – basic	¥1,471.40	¥1,452.90	¥1,209.70	$17.70
Weighted average shares outstanding – basic (thousands)	57,989	58,074	59,509	—
Net income attributable to the Company common shareholders – diluted	¥1,470.39	¥1,451.69	¥1,208.41	$17.68
Weighted average shares outstanding – diluted (thousands)	58,029	58,122	59,573	—

Revenue reconciliation

		Millions of Yen			Thousands of U.S. Dollars
	Note	2011	2010	2009	2011
Net sales under Japanese GAAP		¥292,424	¥279,857	¥265,754	$3,516,825
Gross presentation of revenues	i	29,632	28,431	22,311	356,368

Net sales under U.S. GAAP		¥322,056	¥308,288	¥288,065	$3,873,193

Statements of comprehensive income

		Millions of Yen			Thousands of U.S. Dollars
	Note	2011	2010	2009	2011
Net income under U.S. GAAP		¥85,830	¥84,750	¥72,585	$1,032,231
Other comprehensive income, net of tax;
Unrealized gain (loss) on available for sale securities, net of tax		(770)	1,758	(1,497)	(9,260)
Net derivertive gain (loss) under hedge accounting		(29)	26	—	(350)

Comprehensive income		85,031	86,534	71,088	1,022,621
Comprehensive income attributable to noncontrolling interests		(505)	(374)	(595)	(6,073)

Comprehensive income attributable to the Company		¥84,526	¥86,160	¥70,493	$1,016,548

Equity reconciliation

		Millions of Yen		Thousands of U.S. Dollars
	Note	2011	2010	2011
Equity under Japanese GAAP		¥385,106	¥312,273	$4,631,461
U.S. GAAP adjustments:
Goodwill	a	1,674	(94)	20,132
Intangible assets	a	1,954	2,604	23,500
Property and equipment	a	835	1,060	10,042
Equity-method investments	b	(878)	(1,296)	(10,559)
Investment in equity securities	c	(9,400)	(34)	(113,049)
Depreciation	d	4,612	4,699	55,466
Asset retirement obligations	e	—	(1,079)	—
Compensated absence	f	(1,677)	(1,550)	(20,168)
Income taxes	g	2,984	2,059	35,887
Others	j	207	178	2,489

Equity under U.S. GAAP		¥385,417	¥318,820	$4,635,201

Cash flows reconciliation

There were no significant differences between Japanese GAAP and U.S. GAAP for cash flows for the years ended March 31, 2011, 2010 and 2009.

a.	Business combinations

Under Japanese GAAP, business combinations are generally accounted for using the purchase method which requires acquired assets and assumed liabilities to be recorded at fair value. Goodwill is measured as the excess of cost over fair values of the individual assets acquired and liabilities assumed at the acquisition date. If there is excess fair value of the individual assets acquired and liabilities assumed at the acquisition date over the acquisition cost, negative goodwill is recorded. Subsequently, the goodwill / negative goodwill is amortized on a straight-line basis over an estimated period. Also, an impairment test must be performed when an indicator of impairment is identified but an annual impairment test is not required. The amortization period may vary depending on the nature of the acquired business. While, this standard allows for recognition of identifiable intangible assets when intangible assets or legal rights can be separately transferred and an independent value can reasonably be allocated, the Company has not recognized any intangible assets separately.

As noted in Note 2. b, the ASBJ issued a revised accounting standard for business combinations in December 2008, which was applicable to business combinations undertaken on or after April 1, 2010. Under this revised standard, the acquirer recognizes the bargain purchase gain in profit or loss immediately on the acquisition date and records identifiable intangible assets separately from goodwill when they can be separately transferred and an independent value can reasonably be allocated.

Under U.S. GAAP, all business combinations (excluding combinations of entities under common control) consummated prior to April 1, 2009 have been accounted for using the purchase method as defined in Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” SFAS No. 141 requires that the net assets, tangible and identifiable intangible assets less liabilities of the acquired company be recorded at fair value, with the difference between the cost of an acquired company and the fair value of the acquired net assets recorded as goodwill. In some cases, the sum of the amounts assigned to assets acquired and liabilities assumed exceed the cost of the acquired entity, that excess is allocated as a pro rata reduction of the amounts that otherwise would have been assigned to all of the acquired assets except (a) financial assets other than investments accounted for by the equity method, (b) assets to be disposed of by sale, (c) deferred tax assets, (d) prepaid assets relating to pension or other postretirement benefit plans, and (e) any other current assets.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141(R), “Business Combinations” (SFAS 141(R)), subsequently codified within FASB Accounting Standards Codification (“FASB ASC”) Topic 805, “Business Combinations”. Under FASB ASC Topic 805 (formerly SFAS 141(R)), the entity that acquires the business and obtains control measures 100% of net assets acquired, including goodwill, at their fair values. Non-controlling interests acquired in a business combination if any, are measured initially at fair value including their share of goodwill. FASB ASC Topic 805 (formerly SFAS 141(R)) also requires certain contingent assets and liabilities acquired to be recognized at their fair values on the acquisition date and for certain arrangements, changes in fair value will be recognized in earnings until settled. When acquisitions result in a “bargain purchase”; it is recognized as a gain in earnings. FASB ASC Topic 805 (formerly SFAS 141(R)) also requires transaction and restructuring costs to be expensed. Any adjustments made after the measurement period and adjustments made during the measurement period relating to facts and circumstances that did not exist as of the acquisition date, which relate to valuation allowance and/or acquired tax uncertainties are recorded through income tax expense. FASB ASC Topic 805 (formerly SFAS 141(R)) also provides that the acquirer may not adjust the finalized accounting for business combinations, including business combinations completed prior to the effective date of FASB ASC Topic 805 (formerly SFAS 141(R)), for changes in acquired tax uncertainties or changes in the valuation allowances for acquired deferred tax assets that occur subsequent to the effective date of FASB ASC Topic 805 (formerly SFAS 141(R)). The Group adopted the provisions of FASB ASC Topic 805 (formerly SFAS 141(R)) effective April 1, 2009.

In accordance with FASB ASC Topic 350, “Intangibles – Goodwill and Other”, goodwill and indefinite-lived intangible assets recognized in a business combination are not amortized, but are tested for impairment at least annually, as well as on an interim basis if events or changes in circumstances indicate that the goodwill and indefinite-lived intangible assets might be impaired. Intangible assets subject to amortization are amortized over their expected useful life and are tested for impairment.

Goodwill:

The following table represents a summary of U.S. GAAP adjustments associated with goodwill as of and for the years ended March 31, 2011, 2010, and 2009:

	Millions of Yen			Thousands of U.S. Dollars
	2011	2010	2009	2011
U.S. GAAP adjustments to goodwill:
Beginning balance adjustments	¥(94)	¥(1,474)	¥652	$(1,131)
Balance sheet reclassification;
Recognition of intangible assets separately identified under U.S.GAAP (*1)	—	—	(1,650)	—
Fair value adjustment of property and equipment (*2)	—	—	(1,323)	—
Asset retirement obligation (*2)	—	—	761	—
Tax effects of the above purchase price allocation	—	—	900	—
Reversal of deferred tax assets recorded under Japanese GAAP (*3)	—	—	408	—
Reversal of the adjustment to purchase price under Japanese GAAP (*8)	4,520	—	—	54,360
Other adjustments	—	(1)	—

Sub-total	4,520	(1)	(904)	54,360
Adjustments for the year:
Reversal of goodwill amortization recorded in selling, administrative and general expenses and impairment loss under Japanese GAAP (*4) (*5)	831	1,724	1,153	9,994
Tax benefits allocated to reduce goodwill (*3)	—	(884)	(137)	—
Impairment loss of goodwill (*5)	(1,912)	—	(1,122)	(22,995)
Reversal of valuation allowance credited to goodwill (*6)	—	—	(1,116)	—
Reversal of goodwill adjustment under Japanese GAAP (*7)	—	541	—	—
Reversal of the adjustment to purchase price under Japanese GAAP (*8)	(904)	—	—	(10,872)
Transfer of assets group that constitutes a business in exchange for an interest in equity method investee (*9)	(767)	—	—	(9,224)

Adjustments to net income	(2,752)	1,381	(1,222)	(33,097)

Total U.S. GAAP adjustments	¥1,674	¥(94)	¥(1,474)	$20,132

(*1)	Identifiable intangible assets are required to be recognized apart from goodwill under U.S. GAAP.

(*2)	The assets acquired and liabilities assumed, which are recorded at costs under Japanese GAAP, are recorded based on their estimated fair value at the date of acquisition under U.S.GAAP.

(*3)	Under Japanese GAAP, the tax-deductible goodwill is accounted for similar to a temporary difference for which a deferred tax asset or liability is recognized. Under U.S. GAAP, no deferred taxes are recognized for the differences between tax-deductible goodwill and financial statement goodwill as of the acquisition date.

However, subsequent to the acquisition, a tax benefit for the differences is recognized in the financial statement as a reduction of financial statement goodwill when it is realized on the tax return.

(*4)	Under Japanese GAAP, goodwill is amortized over an estimated period. Goodwill amortization is reversed for U.S. GAAP purposes.

(*5)	Under Japanese GAAP, an impairment test is performed when an indicator of impairment is identified, and an annual impairment test is not required. Whereas under U.S.GAAP, an impairment test is required at least annually, as well as on an interim basis if events or changes in circumstances indicate that the goodwill and indefinite-lived intangible assets might be impaired. Of the total impairment loss of ¥1,912 million, ¥1,715 million ($ 20,625 thousands) was recognized in business-service business segment for U.S. GAAP purposes during the fiscal year ended March 31, 2011, while the total impairment loss of JPY 1,122 million recognized for the fiscal year ended March 31, 2009 was recognized in Media business segment.

(*6)	Prior to the effective date of FASB ASC Topic 805, a valuation allowance provided for deferred tax assets which is recognized subsequent to the acquisition is recorded as an adjustment to goodwill under U.S. GAAP, while there had been no such accounting treatment under Japanese GAAP and the valuation allowance was recorded as a reduction in income tax expense.

(*7)	The Company accounted for the tax assessed after the acquisition of Overture K.K. with a charge to tax expense and a credit to goodwill under Japanese GAAP in accordance with the indemnity clause contained in the purchase agreement (i.e. as a reduction in the purchase price). Whereas in U.S. GAAP (ASC Topic 805), such adjustment in goodwill is not allowed after the conclusion in the measurement period; and therefore, the entry recorded under Japanese GAAP was reversed, increasing goodwill and decreasing tax expense.

(*8)	Under Japanese GAAP, the indemnification receivable of ¥4,520 million ($54,359 thousand) from SOFTBANK CORP. was recorded as a subsequent adjustment to the purchase price, as such goodwill was reduced and the amortization expense for goodwill was reduced by ¥904 million as a result of reduction in goodwill. Under U.S. GAAP, generally no further adjustments are made to the purchase price allocation after the measurement period (see Note 18 g.).

(*9)	The Company made an acquisition of approximately 11% of the outstanding common stock of MM, a company listed on the First Section of the Tokyo Stock Exchange, in exchange for cash in April 2010, which was followed by an indirect acquisition by YVI of approximately 15% of MM’s common stock in exchange for a transfer of its marketing research business to MM in August 2010. As a result, the Group’s equity interests in MM increased to over 20%. Under Japanese GAAP, the percentage ownership in the transferred business decreases due to dilution but is assumed to be continuous through the ownership in the acquiring company, and gain or loss is recognized only to the extent of the decreased interest in investment. Under U.S. GAAP (ASC Topic 810), the transfer of group of assets that constitutes a business in exchange for an interest in an equity method investee is considered to be a loss of control of a business, and full gain or loss recognition in earnings is required.

Acquisition during fiscal years ended March 31, 2011, 2010, and 2009

The Company acquired a majority of the outstanding common shares of SIC, BBIX Inc., and SISC during the fiscal year ended March 31, 2009. The results of SIC and SISC’s operations have been included in the consolidated financial statements since their respective acquisitions. Subsequent to the acquisition, SISC was merged into the Company in March 2009. SIC operates data center business in Japan. The acquisition was made for the purpose of securing a data center in the Group and expanding the business-service business, one of three business segments of the Group, to provide hosting/housing services to the existing customers. The aggregate purchase price was ¥45,000 million and was paid in cash.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition of SIC, BBIX Inc., and SISC under U.S. GAAP:

Millions of Yen
Current assets and other	¥29,253
Property and equipment	18,772
Intangible assets	1,650
Goodwill	2,053

Total assets acquired	51,728
Current liabilities	(5,485)
Long-term debt	(1,186)

Total liabilities assumed	(6,671)
Noncontrolling interests	(57)

Net assets acquired	¥45,000

There were no material business combinations other than SIC, BBIX Inc., and SISC in the years ended March 31, 2011, 2010, and 2009. Accordingly, no material differences between Japanese GAAP and U.S. GAAP other than those disclosed in this note were identified in the years ended March 31, 2011, 2010, and 2009.

Intangible assets:

Under Japanese GAAP, a revised accounting standard for business combinations is applicable to business combinations which occurred on and after April 1, 2010, and the acquirer shall recognize identifiable intangible assets separately from goodwill when they can be separately transferred and an independent value can reasonably be allocated. There were no such requirements for business combinations which occurred before March 31, 2010.

Under U.S. GAAP, identifiable intangible assets are recognized separately from goodwill and are amortized over their estimated useful life. Customer contracts and related relationships, affiliates contracts and related relationships, trade name and trademarks have been recognized and amortized under U.S. GAAP but they have not been recognized under Japanese GAAP.

The following table represents a summary of U.S. GAAP adjustments to intangible assets as a result of the business combinations discussed above as of and for the years ended March 31, 2011, 2010, and 2009:

	Millions of Yen			Thousands of U.S. Dollars
	2011	2010	2009	2011
U.S. GAAP adjustments:
Beginning balance adjustments	¥2,604	¥3,403	¥2,502	$31,317
Recognition of intangible assets separately identified under U.S.GAAP	—	—	1,650	—
Amortization of intangible assets separately identified under U.S.GAAP	(563)	(799)	(749)	(6,771)
Transfer of assets group that constitutes a business in exchange for an interest in equity method investee	(87)	—	—	(1,046)

Sub-total	(650)	(799)	(749)	(7,817)

U.S. GAAP adjustments to intangible assets	¥1,954	¥2,604	¥3,403	$23,500

Property and equipment:

U.S. GAAP adjustments to property and equipment primarily consist of the adjustments in the fair value assessments and the related adjustments in depreciation in connection with the business combinations discussed above. Such acquired assets are recorded based on their estimated fair value at the date of acquisition and depreciated over their estimated useful lives.

In 2009, a fair value adjustments of ¥1,323 million increased the balance of property and equipment under U.S. GAAP, and is being amortized in subsequent periods.

b.	Equity-method investments

Under Japanese GAAP, an excess of the investor’s carrying amount over the underlying equity in net assets of an investee (“equity-method goodwill”) is generally amortized within 20 years. The carrying value of equity-method investments are adjusted to fair value if a significant decline in the fair value is observed, unless the carrying value is expected to recover. Generally a decline in fair value of more than 50% of the carrying value is considered to be significant. The reduction is allocated and limited to reduce the equity-method goodwill to zero and no additional reductions or impairments, which reduce the carrying amount below the investor’s proportionate interest in the investee’s net assets, are recognized. When an investor loses the ability to exercise significant influence over the investee, the investor should discontinue equity-method accounting and apply the cost method retrospectively by adjusting retained earnings as of the date the investor no longer has the ability to exercise significant influence.

Under U.S. GAAP, equity-method goodwill is carried as a part of investment cost and not treated separately for amortization. However, equity-method investments are reviewed for impairment in accordance with FASB ASC Topic 323, “Investments – Equity Method and Joint Ventures”. A loss in value of an investment that is other than a temporary decline must be recognized. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment. A current fair value of an investment that is less than its carrying amount may indicate a loss in value of the investment. However, a decline in the quoted market price below the carrying amount or the existence of operating losses is not necessarily indicative of a loss in value that is other than temporary. All are factors that should be evaluated. When an investor discontinues equity method accounting, the carrying amount of the investment under the equity method becomes the cost method carrying amount of the investment as of the date of the change.

The following represents reconciliations to equity under Japanese GAAP with those under U.S. GAAP:

	Millions of Yen			Thousands of U.S. Dollars
	2011	2010	2009	2011

Balance of Investments in unconsolidated subsidiaries and associated companies at March 31 under Japanese GAAP	¥11,638	¥6,849	¥7,298	$139,964
Investments in unconsolidated subsidiaries under Japanese GAAP (*1)	(365)	(365)	(347)	(4,390)

Balance of equity method investments at March 31 under Japanese GAAP	¥11,273	¥6,484	¥6,951	$135,574
U.S. GAAP adjustments:
Beginning balance adjustments	(1,296)	(1,230)	561	(15,586)
Reversal of goodwill amortized under Japanese GAAP and recognition of impairment loss under U.S. GAAP	141	(66)	(2,503)	1,696
Adjustments to acquisition cost under Japanese GAAP related to business transfer (*2)	320	—	—	3,848

Adjustments to net income	461	(66)	(2,503)	5,544
Reversal of adjustments to retained earnings on the Group’s equity in losses/ (earnings) of equity method investees based on discontinuation of equity method under Japanese GAAP (*3)	627	(130)	(974)	7,541
Reclassification to “Investment in equity securities” associated with the discontinuation of equity method under Japanese GAAP	(670)	130	1,686	(8,058)

Total U.S. GAAP adjustments	(878)	(1,296)	(1,230)	(10,559)

Balance at March 31 under U.S. GAAP	¥10,395	¥5,188	¥5,721	$125,015

(*1)	Unconsolidated subsidiaries are included as equity method investments under Japanese GAAP, whereas, under U.S. GAAP, all subsidiaries are consolidated. Therefore, equity of unconsolidated subsidiaries is excluded from equity method investments under Japanese GAAP.

(*2)	As described in the section a. “Business combinations”, for business divestitures where the transferred business becomes an affiliate, gain or loss is recognized for the decrease in investment under Japanese GAAP, whereas, under U.S. GAAP, full gain or loss recognition is required and the full fair value of the equity consideration received is recognized as an investment. Accordingly, ¥320 million ($ 3,848 thousands) was adjusted to the acquisition cost of MM stock under U.S. GAAP.

(*3)	Upon the discontinuation of the equity method, the carrying amount of the equity method investment is amended retroactively by adjusting retained earnings or losses which were accrued for the period in which the equity method was applied under Japanese GAAP. Under U.S. GAAP, the book value of the equity method investment is carried over as a part of the carrying amount of the investments when use of the equity method is discontinued.

c.	Investment in equity securities

Under Japanese GAAP, if there are investments with a quoted market price classified as held-to-maturity or available-for-sale for which the market price falls significantly, the change in fair value is required to be recognized in the income statement unless the carrying amount of the security is expected to recover. If there is a significant deterioration in the fair value of securities without a quoted market price, the carrying value is deemed to be impaired and the impairment charge is recognized in the income statement. Then a new cost basis is established after a security is impaired.

Under U.S. GAAP, if the fair value of an investment in equity securities is less than its cost at the balance sheet date, the investor should determine whether the impairment is other than temporary. ASC 320-10-S99-1 provides factors which, individually or in combination, indicate that a decline in value of an equity security is other than temporary and that a write-down of the carrying value is required.

In accordance with the guidance, the Group considers (1) the duration and extent to which the market value has been less than cost; (2) the financial condition and near-term prospects of the issuer, as well as underlying factors such as specific events or circumstances that may influence the operations of the issuer; or (3) the intent and ability of the holder to retain its investment for a period that will be sufficient to allow for any anticipated recovery in market value. If an impairment of a security is considered other-than-temporary, an impairment loss equal to the difference between the cost and the fair value of the investment, calculated as of the balance sheet date, should be recognized in earnings. The written-down value becomes the investment’s new cost basis. Any recoveries or reductions in fair value after the balance sheet date should not affect the measurement of the impairment loss at the balance sheet date.

The following table represents reconciliations of Investment in equity securities under Japanese GAAP with those under U.S. GAAP:

	Millions of Yen			Thousands of U.S. Dollars
	2011	2010	2009	2011

Balance at March 31 under Japanese GAAP	¥31,398	¥153,144	¥150,593	$377,607
U.S. GAAP adjustments:
Beginning balance adjustments	(34)	(410)	—	(409)
Impairment loss recognized under U.S.GAAP and reversal of impairment loss recorded under Japanese GAAP(*1)	(10,036)	381	(410)	(120,698)
Reversal of impairment loss recognized under Japanese GAAP	—	125	1,686	—

Adjustments to net income	(10,036)	506	1,276	(120,698)
Reclassification from “Equity-method investments” associated with the discontinuation of equity method under Japanese GAAP	670	(130)	(1,686)	8,058

Total U.S. GAAP adjustments	(9,400)	(34)	(410)	(113,049)

Balance at March 31 under U.S. GAAP	¥21,998	¥153,110	¥150,183	$264,558

(*1)	On June 29, 2006, the Company entered into the capital contribution contract with Japan Net Bank, Limited (“JNB”) and acquired JNB’s common stock and non-voting rights shares with a conversion option for ¥25,800 million. As of March 31, 2011, fair value of the investment in JNB was less than its carrying amount by 40%, and it was determined that the decline in value of the investment was other than temporary based on the deterioration of the business performance of JNB. Accordingly, an impairment loss of ¥10,036 million ($ 120,698 thousands) was recognized under U.S. GAAP purposes. Under Japanese GAAP, the Company considers a decline in value of the investment over 50% as a significant deterioration. Consequently, no impairment loss was recognized for the JNB investment.

d.	Depreciation

Under Japanese GAAP, an entity is required to depreciate property and equipment over the useful life of each asset considering its specific conditions and an entity could apply a declining-balance method unless it is unreasonable.

Under U.S. GAAP, depreciation expense in financial statements for an asset is determined using the straight-line method over the estimated useful life. Based on FASB ASC Topic 360, “Property, Plant and Equipment”, the cost of a productive facility is one of the costs of the services it renders during its useful economic life. U.S. GAAP requires that this cost be spread over the expected useful life of the facility in such a way as to allocate it as equitably as possible to the periods during which services are obtained from the use of the facility.

e.	Asset retirement obligations

As noted in Note 2. n, on March 31, 2008, the ASBJ published a new accounting standard for asset retirement obligations, ASBJ Statement No.18 “Accounting Standard for Asset-Retirement Obligations” that is effective for fiscal years beginning on or after April 1, 2010. This new accounting standard requires all entities to recognize legal obligations associated with the retirement of a tangible long-lived asset that result from the acquisition, construction, or development and (or) the normal operation of a long-lived asset. A legal obligation is an obligation that an entity is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract. Prior to the adoption of the standard, the Group recognized only those asset retirement costs that they were committed to pay in connection with the relocation of the Company’s office buildings.

Under U.S. GAAP, obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs are accounted and reported under FASB ASC Topic 410, “Asset Retirement Obligations”. The Group reversed U.S. GAAP adjustments totaling ¥1,079 million ($12,977 thousands) which represents the impact of the prior period asset retirement obligations in the year ended March 31, 2011. Since no material difference between the new standard under Japanese GAAP and that under U.S. GAAP exists, there are no adjustments going forward.

f.	Compensated absences

Under Japanese GAAP, there is no specific accounting standard for compensated absences; and as a result, recognition of such liabilities is generally not practiced in Japan.

Under U.S. GAAP, accounting for compensated absences granted to employees is stipulated in FASB ASC Topic 710, “Compensation – General”. According to FASB ASC Topic 710, the Group accrues a liability for employees’ compensation for future absence.

g.	Income taxes

Uncertainty in income taxes:

Under U.S. GAAP, FASB ASC Topic 740, “Income Taxes” (formerly FIN 48, “Accounting for Uncertainty in Income Taxes”) provides guidance for accounting for uncertainty in income taxes. An entity should initially recognize the financial statement effects of a tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. A tax position that meets the more-likely-than-not recognition threshold must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

There is no similar or equivalent guidance under Japanese GAAP.

As described in Note 9, the Company received “Notice of Correction for Income Taxes and Notice of Assessment for Additional Tax” dated June 29, 2010 which disallowed utilization of the net operating loss carryforwards. Under Japanese tax laws, once a deficiency assessment notice is issued by the taxing authority in connection with any taxpayer’s corporate tax liability, the taxpayer is, with certain limited exceptions which are not applicable in the given case, legally obligated to pay the assessed tax within one month from the date of the deficiency assessment notice. The prevailing practice in Japan is for corporate taxpayers to comply with such payment obligation as promptly as possible in order to avoid further accrual of interest on the assessed (and unpaid) tax amount, even if the taxpayer in question expects to file an administrative appeal and, further, commence litigation against the taxing authority, requesting to cancel such deficiency assessment notice. The taxpayer’s filing of an administrative appeal or commencement of litigation does not constitute any legal grounds to allow the taxpayer to delay the payment obligation with respect to the assessed tax under Japanese laws. In lines with such prevailing practice, in July 2010, the Company paid the tax assessed by Tokyo Regional Taxation Bureau and received an indemnification for the amount paid, net of any resulting tax benefits, from SOFTBANK CORP. in accordance with the tax indemnification provision of the purchase agreement of SISC shares. On August 27, 2010, the Company submitted a request for reconsideration (an administrative appeal proceeding) to the national tax tribunal. Subsequently in April 2011, the Company brought judicial proceedings and intends to thoroughly argue its position on this matter.

Under U.S. GAAP, the Company recognized a liability and an income tax expense in accordance with ASC Topic 740 of ¥26,450 million, including interest and penalties of ¥2,755 million, and an indemnification receivable and other income of ¥26,450 million was recognized as of March 31, 2010 based on the changes in practices of the taxing authority in terms of the application of the comprehensive anti tax avoidance provision under the corporate tax laws, which were paid and received during the fiscal year ended March 31, 2011. Under Japanese GAAP, no liability, income tax expense, indemnification receivable and other income was recognized as of March 31, 2010. Accordingly, the foregoing does not result in a difference in net income and shareholders’ equity under U.S. GAAP and Japanese GAAP.

Under Japanese GAAP, the Company recorded “assessment of prior year taxes” equal to the tax assessment paid in July 2010 and the indemnification asset received from SOFTBANK CORP. as “adjustment of income taxes to reflect adjustment of the purchase price on acquisition.” Under U.S. GAAP, the excess of the previously recorded indemnification asset over the amount received from SOFTBANK CORP. was reversed. Accordingly, the foregoing does not result in a difference in net income and shareholders’ equity under U.S. GAAP and Japanese GAAP as of and for the year ended March 31, 2011.

In March 2011, the Company received a tax assessment from Tokyo Regional Taxation Bureau in connection with the acquisition of IDC Frontier Inc. As a result, the Company recorded a liability for unrecognized tax benefit in accordance with ASC Topic 740, part of which has already been paid to the taxing authority and will be fully indemnified by SOFTBANK CORP. based on the agreement with SOFTBANK CORP.

Such indemnifications were included in net cash provided by investing activities under the caption Adjustment of acquisition cost of a consolidated subsidiary in the accompanying consolidated statements of cash flows.

A reconciliation of beginning and ending amount of total unrecognized tax benefits is as follows:

	Millions of Yen			Thousands of U.S. Dollars
	2011	2010	2009	2011

Balance at April 1	¥23,695	—	—	$284,967
Increases related to the prior year tax positions	1,652	¥23,695	—	19,868

Balance at March 31	¥25,347	¥23,695	—	$304,835

Of the amount of unrecognized tax benefits of ¥25,347 million ($304,835 thousand) and ¥23,695 million as of March 31, 2011 and 2010, respectively, ¥844 million ($10,150 thousand) and ¥23,695 million remained unpaid and accrued for as of March 31, 2011 and 2010, respectively.

The balance of total unrecognized tax benefits at March 31, 2011, if recognized, would affect the effective tax rate. The Company and subsidiaries file its income tax returns in Japan. The Company is no longer subject to tax examinations by the respective taxing authorities prior to the fiscal year ended March 31, 2009.

Tax effect of the U.S. GAAP adjustments:

Except for the accounting treatment of uncertainty in income taxes, accounting for income taxes in accordance with Japanese GAAP is substantially similar to accounting for income taxes in accordance with ASC Topic 740. The following table represents a summary of U.S. GAAP adjustments related to income taxes as of March 31, 2011 and 2010:

	Millions of Yen			Thousands of U.S. Dollars
	2011		2010	2011

U.S. GAAP adjustments:
Deferred tax assets – current	683		631	8,214
Deferred tax assets – non-current	5,962		2,025	71,702
Deferred tax liabilities – non-current	(79)		(597)	(950)
Indemnification receivable recording and adjustment	(2,648	) (*1)	26,450	(31,846)
Provision in accordance with ASC Topic 740	(934)		(26,450)	(11,233)

Reconciliations to equity under U.S. GAAP	¥2,984		¥2,059	$35,887

(*1)	Under Japanese GAAP, the indemnification receivable of ¥4,520 million ($54,359 thousand) was recorded in connection with the tax assessment received in March 2011 and was accounted for as a subsequent adjustment to the purchase price as such goodwill was reduced. Under U.S. GAAP, the indemnification receivable of ¥1,872 million ($22,516 thousand) was recorded and was accounted for as other income.

Income tax expense included in net income reconciliation of ¥ 5,446 million ($ 65,496 thousands) for the year ended March 31, 2011, mainly consists of the change in net deferred tax assets of ¥ 4,084 million ($ 49,116 thousand) resulting from the recognition of the impairment of the JNB investment.

h.	Noncontrolling interests

Under Japanese GAAP, minority interest is classified within equity and is deducted from net income. Under U.S. GAAP, effective April 1, 2009, the Company has adopted FASB ASC Topic 810, “Consolidation”. ASC Topic 810 establishes accounting standards for noncontrolling interests and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. ASC Topic 810 requires (i) that consolidated net income include the amounts attributable to both the parent and the noncontrolling interests, (ii) that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and (iii) expanded disclosures that clearly identify and distinguish between the interests of the parent owner and the interests of the noncontrolling owners of a subsidiary.

i.	Revenue presentation

As for the revenues from search and/or display advertising offerings on the third-party entities (Affiliates) sites, the Group pays Affiliates for the revenues generated from the display of/clicks on these advertisements on the Affiliates’ Websites. These payments are called traffic acquisition costs (“TAC”). The revenues derived from these arrangements that involve traffic supplied by Affiliates are reported gross of the payment to Affiliates, which is reported as cost of sales, for U.S. GAAP reporting purpose due to the fact that the Group is the primary obligor to the advertisers who are the customers of the advertising service.

The Group provides online settlement service that enables the users of online auction and shopping transactions to settle payments using their credit card or via online banking. In connection with this service, the Group pays a commission to card service companies or banks, which is received from the users. Under U.S. GAAP, the Group determined the revenue from these commissions should be reported based on the gross amount charged to the users as the Group is the primary obligor to these users.

Because there are no explicit provisions or guidance under Japanese GAAP regarding gross versus net presentation, the Group presents the revenue on a net basis under Japanese GAAP, as the Group does not bear any credit risk for collecting amounts charged to those customers.

j.	Others

Others included in net income reconciliation consist of U.S. GAAP adjustments related to share-based payment, consolidation, and leases. Also, others included in equity reconciliation consist of U.S. GAAP adjustments related to consolidation and leases.

k.	Change in accounting policies and presentation

Under U.S. GAAP, previously issued financial statements are generally adjusted if there is a change in accounting policies and/or presentation.

Under Japanese GAAP, prior year financial statements are not generally adjusted and/or reclassified to conform to the current year accounting policy and/or presentation if there is a change in accounting policies and/or presentation.

l.	Recent Accounting Pronouncements

In October 2009, the FASB issued Accounting Standard Update (“ASU”) 2009-13 which amended the accounting for multiple deliverable revenue arrangements. The amendment will require the arrangement consideration to be allocated based on the relative selling price for each arrangement deliverable. The selling price for each arrangement deliverable can be established based on vendor specific objective evidence (“VSOE”), third-party evidence (“TPE”) if VSOE is not available, or best estimate of selling price (“BESP”) if neither VSOE nor TPE is available. This amendment is effective prospectively for revenue arrangements entered into or materially modified in fiscal year beginning on or after June 15, 2010. The Company expects that the impact of the adoption of this guidance on the Company’s consolidated financial position, cash flows, and results of operations would not be material.

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